Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of October 18, 2023

by and among

AVITA MEDICAL, INC.,

as the Borrower,

ORCO IV LLC,

as the Initial Lender,

and

ORCO IV LLC,

as the Administrative Agent

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

SCHEDULES:

Schedule 1.1 Key Contracts

Schedule 2.1 Commitments and Applicable Percentages

Schedule 6.7(a) Litigation

Schedule 6.8 Existing Subsidiaries

Schedule 6.11 Non-Third Party Insured Benefit Plans

- iv -

(continued)

Page

Schedule 6.15(a) Intellectual Property

Schedule 6.16 Material Agreements

Schedule 6.22 Deposit and Disbursement Accounts

Schedule 6.23(a) Data Privacy

Schedule 8.2(a) Indebtedness to be Paid

Schedule 8.2(b) Existing Indebtedness

Schedule 8.3(b) Existing Liens

Schedule 8.5(a) Investments

Schedule 8.5(h) Excluded Subsidiary Investments

Schedule 10.2 Notice Information

EXHIBITS:

Exhibit A - Form of Promissory Note
Exhibit B - Form of Loan Request
Exhibit C - Form of Compliance Certificate
Exhibit D - Form of Guarantee
Exhibit E - Form of Security Agreement

Exhibit F - Form of Assignment and Assumption

Exhibit G - Form of Warrants

- v -

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of October 18, 2023 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and among AVITA MEDICAL, INC., a Delaware corporation (the “Borrower”), ORCO IV LLC, a Delaware limited liability company (the “Initial Lender”) and each other lender that may from time to time become a party hereto (each, including the Initial Lender, and together with their Affiliates, successors, transferees and assignees, the “Lenders”), and ORCO IV LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Borrower, Lenders and the Administrative Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders provide a senior term loan facility to the Borrower in an aggregate principal amount of $90,000,000 (with $40,000,000 available on the Closing Date, $25,000,000 available on or prior to the First Delayed Draw Closing Date and an additional $25,000,000 available on or prior to the Second Delayed Draw Closing Date, in each case, subject to the terms and conditions set forth herein); and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower;

NOW, THEREFORE, the parties hereto agree as follows.

Article I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administration Fee” is defined in Section 3.11.

“Administrative Agent” is defined in the preamble.

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, (i) to vote 10% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise) or (b) ownership by such Person of 10% or more of the Capital Securities of another Person.

“Agreement” is defined in the preamble.

“Amortization Payment” is defined in Section 3.2.

“Amortization Payment Date” is defined in Section 3.2.

“Applicable Margin” means 8.00%.

“Applicable Percentage” means, with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Loans and Delayed Draw Commitments at any time, the percentage of the outstanding principal amount of the Loans and Delayed Draw Commitments held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto or any other form approved by the Administrative Agent and such Lender in its reasonable discretion.

“Authorized Officer” means, relative to the Borrower or any of the Subsidiaries, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.2.

“Benefit Plan” means any employee benefit plan, as defined in section 3(3) of ERISA, that either: (i) is a “multiemployer plan,” as defined in section 3(37) of ERISA, (ii) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, (iii) has assets that are invested in Capital Securities of the Borrower or any Subsidiaries or any of their respective ERISA Affiliates, (iv) provides welfare benefits to terminated employees, other than to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA or similar local law; (v) provides medical insurance, dental insurance, vision insurance, life insurance or long-term disability benefits and is not fully insured by a third-party insurance company, or (vi) provides benefits to employees whose primary place of employment is outside the United States (other than a plan sponsored by a governmental entity to which the employer’s only obligation is to make legally required contributions).

“Borrower” is defined in the preamble.

“Business Associate” has the same meaning as the term “business associate” in 45 C.F.R. § 160.103.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), of such Person’s capital stock, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such capital stock, in each case whether now outstanding or issued on or after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as finance leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after such time;

(b) commercial paper maturing not more than one year from the date of issue, which is issued by a corporation (other than an Affiliate of the Borrower or any of its Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A‑1 or higher by S&P or P‑1 or higher by Moody’s; or

(c) any certificate of deposit, demand or time deposit or bankers acceptance, maturing not more than 180 days after its date of issuance, which is issued by or placed with any bank or trust company organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000; or

(d) investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (c) of this definition.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of the Subsidiaries.

“Change in Control” means and shall be deemed to have occurred if (i) any “person” or “group” (within the meaning of Rule 13d‑5 of the Exchange Act), shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 30% of the Voting Securities of the Borrower; (ii) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of the Borrower shall at any time be occupied by persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed by directors so nominated, or (iii) except as a result of any transaction approved by the Lenders or as permitted under Section 8.7, the Borrower shall cease to own, directly or indirectly through other wholly-owned Subsidiaries, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Closing Date Certificate” means a closing date certificate executed and delivered by an Authorized Officer of the Borrower in form and substance satisfactory to the Administrative Agent and the Lenders.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” means, as to each Lender, such Lender’s obligation (if any) to make Loans hereunder.

“Commitment Amount” means the Initial Commitment Amount plus the Delayed Draw Commitment Amount. The aggregate principal amount of the Commitment Amount of all of the Lenders as in effect on the date hereof is $90,000,000.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring compliance with the financial covenant contained herein.

“Confidential Business Information” means, whether patentable or unpatentable and whether or not reduced to practice, trade secrets, confidential business information, know-how, inventions, manufacturing processes and techniques, financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information, research and development information, data and other information included in or supporting Regulatory Authorizations.

“Confidential Information” means any and all non-public information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding amount of the debt, obligation or other liability guaranteed thereby.

“Control” is defined within the definition of “Affiliate”.

“Controlled Account” is defined in Section 7.12.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Copyrights” means all copyrights, whether statutory or common law, and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future Infringements thereof, (iii) rights to sue for past, present and future Infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world.

“Covered Entity” has the same meaning as the term “covered entity” in 45 C.F.R. § 160.103.

“Data Processors” means any Third Party service providers, software developers, outsourcers, or others to which the Borrower or any of the Subsidiaries engage and allow access to Personal Data or IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby).

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delayed Draw Closing Date” means each of the First Delayed Draw Closing Date and the Second Delayed Draw Closing Date.

“Delayed Draw Commitment Amount” means each of the First Delayed Draw Commitment Amount and the Second Delayed Draw Commitment Amount.

“Delayed Draw Loan” means each of the First Delayed Draw Loan and the Second Delayed Draw Loan.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or any Subsidiary’s assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to the Borrower or any Guarantor) in a single transaction or series of transactions.

“Disqualified Capital Securities” shall mean any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is one hundred and eighty-one (181) days after the Maturity Date; provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of the Borrower or any of the Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by the Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the Laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the Laws of the State of Delaware.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any

Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, or (iii) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Erroneous Payment” is defined in Section 11.10.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” is defined in Section 7.12.

“Excluded Property” has the meaning given thereto in the Security Agreement.

“Excluded Subsidiaries” means any Foreign Subsidiary that: (i) subject to Section 7.16(d), does not hold right, title or interest in any Intellectual Property (other than Intellectual Property that is solely used or useful in the jurisdiction of organization of such Subsidiary) after December 31, 2023, (ii) does not hold or maintain any material Regulatory Authorization, whether now in effect or hereafter issued by any Regulatory Agency (other than Regulatory Authorizations that are solely used or useful in the jurisdiction of organization of such Subsidiary), (iii) is not party to any Material Agreement, other than ordinary course contracts or agreements (including leases of or licenses to use real property) that are not material to the business of the Borrower, the Guarantors and the Subsidiaries (taken as a whole), (iv) does not, individually or together with all Excluded Subsidiaries, have cash or Cash Equivalent Investments exceeding $250,000 in the aggregate at any time, (v) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or Section 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or Section 7.1(c), the most recent financial statements referred to in Section 5.6), for the period of four consecutive Fiscal Quarters then ended, together with all other Excluded Subsidiaries, contributed less than 4.0% of the consolidated net revenue of the Borrower and its Subsidiaries for such period, (vi) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or Section 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or Section 7.1(c), the most recent financial statements referred to in Section 5.6), for the period of four consecutive Fiscal Quarters then ended, together with all other Excluded Subsidiaries, contributed less than 4.0% of the consolidated total assets of the Borrower and its Subsidiaries at such time and (vii) is in compliance with Section 7.15 and 7.16(b).

“Exit Fee” is defined in Section 3.8.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration, any comparable state or local Governmental Authority, and comparable Governmental Authority in any non-United States jurisdiction and any successor agency of any of the foregoing.

“First Delayed Draw Closing Date” means the date of the making of the First Delayed Draw Loan hereunder, which in no event shall be later than December 31, 2024.

“First Delayed Draw Commitment Amount” means $25,000,000.

“First Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the First Delayed Draw Closing Date (immediately after the making of the First Delayed Draw Loan on such date), (ii) December 31, 2024 and (iii) October 18, 2023, if the Initial Loan shall not have been made hereunder prior to such date.

“First Delayed Draw Loan” is defined in Section 2.1.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2022 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary that is not a Domestic Subsidiary.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means the guarantee executed and delivered by an Authorized Officer of each Guarantor, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means, collectively, the Subsidiaries (other than any Excluded Subsidiary).

“Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and 164, Subparts A and D.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d) net Hedging Obligations of such Person;

(e) all obligations of such Person in respect of Disqualified Capital Securities;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the infringement, misappropriation or other violation of know-how, trade secrets, confidential information and/or any other Intellectual Property.

“Initial Commitment Amount” means $40,000,000.

“Initial Lender” is defined in the preamble.

“Initial Loan” is defined in Section 2.1.

“Insolvency Event” is defined in Section 9.1(h)(iv).

“Intellectual Property” means all (i) Patents and all patent applications of any type, registrations and renewals, reissues, reexaminations and patent rights in any lawful form thereof; (ii) Trademarks and all applications, registrations and renewals therefor; (iii) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals therefor; (iv) Product Agreements; (v) computer software, databases, data and documentation; (vi) Confidential Business Information; (vii) other intellectual property or similar proprietary rights; (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (ix) any and all improvements, developments, refinements, additions or subtractions to any of the foregoing.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Initial Loan is made hereunder pursuant to Section 2.3 and ending on (and including) the last day of the month in which the Initial Loan was made, and (b) thereafter, the period beginning on (and including) the first day of each succeeding month and ending on the earlier of (and including) (x) the last day of such month and (y) the Maturity Date.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Investment Documents” means, collectively, the Loan Documents and the Warrants.

“IT Assets” means the computers and other information technology infrastructure and assets used by the Borrower or any of the Subsidiaries.

“Key Contracts” means (i) the contracts or other agreements identified on Schedule 1.1 and each replacement agreement entered into by the Borrower or any Subsidiary in substitution of such contracts or other agreements identified on Schedule 1.1, in each case in compliance with Section 8.9, and (ii) each contract or agreement where the revenue received by the Borrower or any Subsidiary thereunder exceeds 10% of the total consolidated revenue of the Borrower and its Subsidiaries in a Fiscal Quarter, determined in accordance with GAAP.

“Key Permits” means all Permits relating to the Products, including all Regulatory Authorizations, which are material to the business of the Borrower and its Subsidiaries, taken as a whole.

“knowledge” of the Borrower means the knowledge of any officer of the Borrower or any Subsidiary, after due inquiry. For avoidance of doubt, with respect to Section 6.15 of this Agreement and Section 3.6 of the Security Agreement, due inquiry shall not require Borrower or a Subsidiary to conduct additional intellectual property searching or obtain opinions of legal counsel.

“Laws” is defined in Section 6.18.

“Lenders” is defined in the preamble.

“Licensed Intellectual Property” means all Intellectual Property that is not Owned Intellectual Property, which is licensed to, or otherwise used or held for use, by the Borrower or any Subsidiary.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for the Borrower and the Guarantors equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of the Borrower and the Guarantors, and, subject to Section 7.16(e), to the extent held in a Controlled Account located in the United States.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, each other agreement pursuant to which the Secured Parties are granted a Lien to secure the Obligations (including any mortgages entered into pursuant to Section 7.8), the

Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein (it being understood that the Loan Documents shall not include the Warrants).

“Loan Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Loans” means the Initial Loan and the Delayed Draw Loans.

“Make-Whole Amount” means, with respect to any prepayment or repayment of the Initial Loans, First Delayed Draw Loans and Second Delayed Draw Loans borrowed hereunder or the amount of such Loans immediately coming due and payable as a result of an acceleration under Section 9.2 or Section 9.3, as applicable, an amount equal to the remaining scheduled payments of interest on such Loans during the period commencing on the date of such prepayment or repayment or acceleration, as applicable, through (i) with respect to the Initial Loans, the 24-month anniversary of the Closing Date, (ii) with respect to any First Delayed Draw Loans funded on the First Delayed Draw Closing Date, the 24-month anniversary of the First Delayed Draw Closing Date, and (iii) with respect to any Second Delayed Draw Loans funded on the Second Delayed Draw Closing Date, the 24-month anniversary of the Second Delayed Draw Closing Date. For purposes of making such calculation, the SOFR Rate for all future periods shall be deemed to be the SOFR Rate in effect for the Interest Period in which the Make-Whole Amount is required to be paid and the Applicable Margin for all future periods shall be deemed to be 8%.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, results of operations, performance or properties of the Borrower or of the Borrower and the Subsidiaries, taken as a whole, (ii) the material rights and remedies of the Secured Parties under the Loan Documents, taken as a whole, or (iii) the ability of the Borrower and the Guarantors, taken as a whole, to perform their material Obligations under any Loan Document.

“Material Agreements” means (i) the Key Contracts; (ii) each contract or agreement to which the Borrower or any Subsidiary is a party involving aggregate payments of more than $1,000,000 (other than any customary engagement or similar agreement with service professionals), whether such payments are being made by the Borrower or any Subsidiary to a non-Affiliated Person, or by a non-Affiliated Person to the Borrower or any Subsidiary; (iii) each contract or agreement to which the Borrower or any Subsidiary is a party involving an exclusive license of Intellectual Property; and (iv) all other contracts or agreements that would be required to be filed by the Borrower or any Subsidiary as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (whether or not the Borrower is subject to reporting requirements under the Exchange Act).

“Maturity Date” means October 18, 2028.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Asset Sales Proceeds” means, with respect to a Disposition (other than Dispositions of inventory permitted by Section 8.8(i)) after the Closing Date by the Borrower or any Subsidiary to any Person of any assets of the Borrower or its Subsidiaries, the excess of gross cash proceeds received by the Borrower or any Subsidiary from such Disposition over all reasonable and customary costs and expenses, and including Taxes payable by the recipient of such proceeds, incurred in connection with such Disposition which have not been paid to the Borrower or Affiliates of the Borrower in connection therewith.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection with such Casualty Event, other than proceeds that are used to repair or replace the assets subject to such Casualty Event within 180 days of receipt of such proceeds with respect to such Casualty Event with like or similar assets of substantially equal or better value and utility, in excess of $200,000, individually or in the aggregate through the Termination Date (in each case net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than to the Administrative Agent or the Lenders) which holds a first priority Lien permitted by Section 8.3(d) on the property which is the subject of such Casualty Event.

“Net Revenue” means consolidated net revenues received by the Borrower and the Subsidiaries from the sales of Products, as determined in accordance with GAAP, but in any event not including any royalty payments, milestone payments, distribution income, service payments, license income and other similar forms of consideration, subject to the following sentence. Net Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Borrower’s audited financial statements.

“Non-Excluded Taxes” means (1) any Taxes other than (a) Taxes imposed on or measured by a Person’s net income, and franchise Taxes with respect to a Lender imposed by any Governmental Authority under the laws of which such Lender is organized or in which it maintains its applicable lending office, (b) branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in paragraph (a) above and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender’s assignor immediately before the assignment (or such Foreign Lender immediately before it changed its lending office) was entitled, at the time of assignment (or designation of a new lending office), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.3(a) or (ii) any amounts imposed or payable under FATCA and (2) Other Taxes.

“Note” means a promissory note of the Borrower payable to a Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each Subsidiary arising under or in connection with a Loan Document and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h), whether or not allowed in such proceeding) on the Loans.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organic Document” means, relative to the Borrower or any Subsidiary, its certificate of incorporation, by‑laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to the Borrower’s or any Subsidiary’s Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office, trademark office, copyright office or other relevant Governmental Authority which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property, but excluding prosecution of pending patent, copyright and trademark applications.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes, or any other excise, transfer, sales or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document (excluding, for the avoidance of doubt, Taxes described in clauses (1)(a), (b) or (c) of the definition of Non-Excluded Taxes or any Taxes imposed with respect to an assignment by a Lender).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (solely or jointly with others) by the Borrower or any Subsidiary.

“Party” and “Parties” have the meanings set forth in the preamble.

“Patent” means any patent, any type of patent application or invention disclosure, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, post-grant review by any Governmental Authority, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Payment Recipient” is defined in Section 11.10.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, clearances, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws and Regulatory Authorizations.

“Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors shares) in, or all or substantially all of the property of, or all or substantially all of any business or division of, any Person (other than any joint venture owned by another Person that is purchased or acquired) that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) with respect to which either (i) the Lenders have approved in their sole discretion or (ii) the following conditions have been satisfied:

(a) any such newly-created or acquired Subsidiary shall not be an Excluded Subsidiary and shall comply with the requirements of Section 7.8 and the Secured Parties shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest, subject only to Liens permitted under Section 8.3, in the property (including, without limitation, equity interests) acquired with respect to the entity acquired;

(b) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1;

(c) in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition;

(d) the total cash and non-cash consideration paid by or on behalf of the Borrower and the Subsidiaries for any such purchase or other acquisition, when aggregated with the consideration paid by or on behalf of the Borrower and the Subsidiaries for all other Permitted Acquisitions after the Closing Date shall not exceed the aggregate amount of $1,000,000 in any Fiscal Year and an aggregate cumulative amount of $2,000,000;

(e) immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom; and

(f) the Borrower shall have delivered to the Administrative Agent and the Lenders, at least 10 Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a written notice describing such transaction, and thereafter, if requested by the Administrative Agent or a Lender for any such transaction involving consideration in excess of $250,000, (i) historical financial statements of or related to the Person or assets to be acquired, (ii) twelve month projections for such Person or assets to be acquired and for the Borrower (on a consolidated basis) after giving effect to such transaction, and (iii) material documentation and other information relating to such transaction and reasonably requested by the Administrative Agent or the Lenders.

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by the Borrower or the Subsidiaries that is (i) subordinated to the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Secured Parties pursuant to a written subordination agreement satisfactory to the Administrative Agent in its sole discretion and (ii) in an amount and on terms approved by the Administrative Agent in its sole discretion.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Personal Data” means any information that relates to an identifiable natural person or that is otherwise considered personally identifiable information or personal data under applicable Law, including Protected Health Information.

“Prime Rate” means (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the per annum interest rate published by the F.R.S. Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the F.R.S. Board (as determined by the Administrative Agent) minus (b) 1.00%; provided that if the Prime Rate shall be less than 4.00%, such rate shall be deemed to be 4.00% for the purposes of this Agreement.

“Privacy Laws” mean (a) each Law applicable to, and contract terms relating to, the protection or processing of Personal Data, including HIPAA, rules relating to the payment card industry data security standards, direct marketing, online behavioral adverting, e-mails, text messages or telemarketing, data localization, and contract terms relating to the protection or processing of Personal Data; and (b) industry self-regulatory principles applicable to the protection or processing of Personal Data, direct marketing, online behavioral advertising, e-mails, text messages, or telemarketing.

“Product” means any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Affiliates, including any such product in development or which may be developed. For the avoidance of doubt, Product includes, but is not limited to, RECELL® and RECELL GO.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, distributors, hospitals, group purchasing organizations, wholesalers or any other Person related to any such entity.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Product Revenue Base” means, with respect to any period, the Net Revenues for such period.

“Protected Health Information” has the same meaning as “protected health information” in 45 C.F.R. § 160.103.

“Purchase Money Indebtedness” means Indebtedness (a) consisting of the deferred purchase price for equipment incurred in connection with the acquisition of such equipment, where the amount of such Indebtedness does not exceed the greater of (i) the cost of the equipment being financed and (ii) the fair market value of such equipment; and (b) incurred to finance such acquisition by the Borrower or any Subsidiary of such equipment; provided that such Indebtedness must be incurred prior to such acquisition.

“Qualified Capital Securities” means any Capital Securities that are not Disqualified Capital Securities.

“Receiving Party” means the Party receiving Confidential Information.

“Recipient” is defined in Section 10.14.

“Register” is defined in Section 10.10.

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, testing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of the Borrower or any of the Subsidiaries, including the FDA and all similar agencies in other jurisdictions, including non-United States jurisdictions.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, listings, certifications, licenses and Permits granted by, submitted to or filed with any Regulatory Agencies or other Governmental Authority necessary for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of any Product in any country or jurisdiction.

“Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Borrower and the Subsidiaries.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Reorganization” means the reorganization of the Borrower and its Subsidiaries pursuant to which, among other things and in one or more steps, the Excluded Subsidiaries will be liquidated, dissolved or otherwise merged or amalgamated into the Borrower or any Guarantor that is a Domestic Subsidiary (with the Borrower or any such Guarantor being the surviving entity) and all of the assets and liabilities of the Excluded Subsidiaries will be transferred, distributed and/or assumed, as applicable, by the Borrower or any such Guarantor.

“Reorganization Outside Date” means March 31, 2024 (or such later date as the Administrative Agent and the Lenders may agree in their sole discretion).

“Repayment Premium” means a premium of:

(a) (x) three percent (3.0%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the First Delayed Draw Loan or the Second Delayed Draw Loan, as applicable, if such prepayment or repayment is made or required to be made, (i) with respect to the Initial Loan, on or prior to the 24-month anniversary of the Closing Date, (ii) with respect to the First Delayed Draw Loan, on or prior to the 24-month anniversary of the First Delayed Draw Closing Date and (iii) with respect to the Second Delayed Draw Loan, on or prior to the 24-month anniversary of the Second Delayed Draw Closing Date, plus (y) the Make-Whole Amount;

(b) three percent (3.0%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the First Delayed Draw Loan or the Second Delayed Draw Loan, as applicable, if such prepayment or repayment is not required to be made on or prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the 24-month anniversary of the Closing Date, but on or prior to the 36-month anniversary of the Closing Date, (ii) with respect to the First Delayed Draw Loan, the 24-month anniversary of the First Delayed Draw Closing Date, but on or prior to the 36-month anniversary of the First Delayed Draw Closing Date and (iii) with respect to the Second Delayed Draw Loan, the 24-month anniversary of the Second Delayed Draw Closing Date, but on or prior to the 36-month anniversary of the Second Delayed Draw Closing Date;

(c) two percent (2.0%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the First Delayed Draw Loan or the Second Delayed Draw Loan, as applicable, if such prepayment or repayment is not required to be made on or prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the 36-month anniversary of the Closing Date, but on or prior to the 48-month anniversary of the Closing Date, (ii) with respect to the First Delayed Draw Loan, the 36-month anniversary of the First Delayed Draw Closing Date, but on or prior to the 48-month anniversary of the First Delayed Draw Closing Date and (iii) with respect to the Second Delayed Draw Loan, the 36-month anniversary of the Second Delayed Draw Closing Date, but on or prior to the 48-month anniversary of the Second Delayed Draw Closing Date; or

(d) zero percent (0%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the First Delayed Draw Loan or the Second Delayed Draw Loan, as applicable, if such prepayment or repayment is not required to be made on or prior to, and is made or required to be made after, (i) with respect to the Initial Loan, the 48-month anniversary of the Closing Date, (ii) with respect to the First Delayed Draw Loan, the 48-month anniversary of the First Delayed Draw Closing Date and (iii) with respect to the Second Delayed Draw Loan, the 48-month anniversary of the Second Delayed Draw Closing Date.

“Restricted Payment” means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise.

“S&P” means S&P Global Ratings, a S&P Financial Services LLC business, and any successor thereto.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Second Delayed Draw Closing Date” means date of the making of the Second Delayed Draw Loan hereunder, which in no event shall be later than June 30, 2025.

“Second Delayed Draw Commitment Amount” means $25,000,000.

“Second Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the Second Delayed Draw Closing Date (immediately after the making of the Second Delayed Draw Loan on such date), (ii) June 30, 2025 and (iii) December 31, 2024, if the First Delayed Draw Loan shall not have been made hereunder on or prior to such date.

“Second Delayed Draw Loan” is defined in Section 2.1.

“Secured Parties” means the Lenders and the Administrative Agent.

“Security Agreement” means the Pledge and Security Agreement executed and delivered by each of the parties thereto, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA), as administrator of the forward-looking term secured overnight financing rate (or a successor administrator).

“SOFR Rate” means, for any Interest Period, the forward-looking one-month term rate based on the secured overnight financing rate on the day (such day, the “SOFR Rate Determination Date”) that is two (2) Business Days prior to the first day of any Interest Period, with the rate, or methodology for this rate, and conventions for this rate being established by the Administrative

Agent in accordance with the “1 Month CME Term SOFR” published on the SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor or successor page thereto established by the SOFR Administrator (as calculated by the Administrative Agent and rounded upwards, if necessary, to the nearest 1/1,000 of 1%); provided that if as of 5:00 p.m. on any SOFR Rate Determination Date, such 1 Month CME Term SOFR has not been published on the SOFR Administrator’s website, then the SOFR Rate for the related Interest Period will be the 1 Month CME Term SOFR as published on the SOFR Administrator’s website on the first preceding Business Days for which 1 Month CME Term SOFR was published on the SOFR Administrator’s website so long as such first preceding Business Day is not more than three (3) Business Days prior to such SOFR Rate Determination Date.

“SOFR Rate Determination Date” is defined within the definition of “SOFR Rate”.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any Obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a finance lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholding), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, linkage differentials, additions to tax, penalties or similar liabilities with respect thereto.

“Termination Date” means the date on which all Obligations have been paid in full in cash and the Commitment shall have terminated.

“Test Date” is defined in Section 3.2.

“Third Party” means any Person other than the Borrower or any of the Subsidiaries.

“Total Credit Exposure” means, as to any Lender on any date, (i) the aggregate outstanding principal amount of the Loans of such Lender after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date, plus (ii) the unfunded amount of such Lender’s Commitments that remains outstanding under this Agreement.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications, registrations and renewals therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered to the Administrative Agent by the Borrower or any of the Guarantors substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non‑perfection of the security interests granted to any Secured Party pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non‑perfection.

“Undrawn Fee” is defined in Section 3.10.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Upfront Fee” is defined in Section 3.9.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warrants” means those certain warrants to purchase shares of the Borrower’s common stock, issued to an Affiliate of the Initial Lender on the Closing Date and substantially in the form of Exhibit G hereto.

“wholly owned Subsidiary” means any direct or indirect Subsidiaries of the Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with GAAP as in effect from time to time; provided that, if either the Borrower or the Lenders request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and the Subsidiaries, in each case without duplication.

Article II
COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Initial Loan”) to the Borrower on the Closing Date in an amount equal to (but not less than) such Lender’s Initial Commitment Amount. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “First Delayed Draw Loan”) to the Borrower on the First Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s First Delayed Draw Commitment Amount; provided that upon the funding of the First Delayed Draw Loan on the First Delayed Draw Closing Date, the First Delayed Draw Commitment Amount shall be reduced to $0. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make its portion of a term loan (the “Second Delayed Draw Loan”) to the Borrower on the Second Delayed Draw Closing Date in an amount equal to (but not less than) such Lender’s Second Delayed Draw Commitment Amount designated on the Loan Request; provided that upon the funding of the Second Delayed Draw Loan on the Second Delayed Draw

Closing Date, the Second Delayed Draw Commitment Amount shall be reduced to $0. No amounts paid or prepaid with respect to the Loans may be reborrowed.

SECTION 2.2 Borrowing Procedure. The Borrower may irrevocably request that the Initial Loan be made by delivering to the Administrative Agent a Loan Request on or before 10:00 a.m. on a Business Day at least one Business Day prior to the proposed Closing Date. The Borrower may irrevocably request that the First Delayed Draw Loan be made by delivering to the Administrative Agent a Loan Request on or before 10:00 a.m. on a Business Day at least 12 Business Days prior to the proposed First Delayed Draw Closing Date. The Borrower may irrevocably request that the Second Delayed Draw Loan be made by delivering to the Administrative Agent a Loan Request on or before 10:00 a.m. on a Business Day at least 12 Business Days prior to the proposed Second Delayed Draw Closing Date.

SECTION 2.3 Funding. After receipt of the Loan Request for the Initial Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of the Initial Loan. Each Lender shall, on the Closing Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of the Initial Loan available to or as instructed by the Administrative Agent. After receipt of the Loan Request for a Delayed Draw Loan, the Administrative Agent shall promptly notify each Lender of the amount of such Lender’s portion of such Delayed Draw Loan. Each Lender shall, on the applicable Delayed Draw Closing Date and subject to the terms and conditions hereof, make the requested proceeds of such Lender’s portion of such Delayed Draw Loan available to or as instructed by the Administrative Agent. Upon satisfaction or waiver of the applicable conditions set forth in Article V, the Administrative Agent shall make all funds so received available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request in an amount equal to (but not less than) the Lenders’ applicable Commitment Amount. It is understood that (i) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (ii) failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document.

SECTION 2.4 Termination and Reduction of the Commitment Amounts. The Initial Commitment Amount shall automatically and permanently be reduced to zero on the Closing Date (immediately after the making of the Initial Loan on such date). The First Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the First Delayed Draw Commitment Termination Date. The Second Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Second Delayed Draw Commitment Termination Date. In addition to the foregoing, the Borrower shall have the right, upon notice to the Administrative Agent, at any time and from time to time to terminate the First Delayed Draw Commitment Amount and the Second Delayed Draw Commitment Amount in connection with the payment in full of the Obligations (other than contingent indemnity and expense reimbursement obligations for which no claim has been asserted).

Article III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. dollars in accordance with Section 4.4(a) pursuant to the terms of this Article III.

SECTION 3.2 Amortization; Repayments and Prepayments. If, on the last day of any Fiscal Quarter set forth in the first column of the chart below (each such date, a “Test Date”), the Product Revenue Base on a trailing 12-month basis does not equal or exceed the amount set forth in the second column of the chart below (in the corresponding row), then, from and after the Fiscal Quarter immediately following the applicable Test Date, the Borrower shall repay the outstanding principal amount of the Loans on the last day of each Fiscal Quarter (provided that if such day is not a Business Day, then such repayment shall be made on the next succeeding Business Day) (each such date, an “Amortization Payment Date”), in equal quarterly installments equal to 5.00% of the outstanding principal amount of the Loans on the applicable Test Date on which the Borrower first failed to satisfy the Product Revenue Base test set forth herein through the Maturity Date (each an “Amortization Payment”), together with the applicable Repayment Premium and the Exit Fee, unless sooner required to be repaid pursuant to the terms of this Agreement.

Test Dates (Fiscal Quarter Ending)	Product Revenue Base for the 12-month period ending on such Test Date
December 31, 2024	$67,500,000
March 31, 2025	$75,000,000
June 30, 2025	$90,000,000
September 30, 2025	$100,000,000
December 31, 2025 and each Fiscal Quarter ending thereafter	$115,000,000

The Borrower shall repay in full the unpaid principal amount of the Loans on the Maturity Date without premium or penalty (other than the Exit Fee as specified in Section 3.8 hereof); provided that at any time prior to the Maturity Date, payments and prepayments of the Loans shall also be made as set forth below:

(a) The Borrower shall have the right, with at least three Business Days’ notice to the Administrative Agent, at any time and from time to time (including in anticipation of or concurrently with the consummation of a Change in Control) to prepay any unpaid principal amount of the Loans, in whole or in part, together with the applicable Repayment Premium and the Exit Fee.

(b) Within three Business Days of receipt by the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds, the Borrower shall notify the Administrative Agent and the Lenders thereof. If requested by the Lenders, the Borrower shall within three Business Days of such request make a mandatory prepayment of the Loans, in an amount equal to 100% of such proceeds (or such lesser amount as the

Lenders may specify on the date of such request), together with the applicable Repayment Premium and the Exit Fee, to be applied as set forth in Section 3.3.

(c) The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid), in each case together with the applicable Repayment Premium and the Exit Fee.

SECTION 3.3 Application. Amounts repaid or prepaid in respect of the outstanding principal amount of the Loans pursuant to Section 3.2 shall be applied in the inverse order of maturity and pro rata to the Initial Loan, the First Delayed Draw Loan and the Second Delayed Draw Loan.

SECTION 3.4 Interest Rate.

(a) During each Interest Period, interest payable in cash by the Borrower shall accrue on the Loans during such Interest Period at a rate per annum equal to the higher of (x) the SOFR Rate for such Interest Period and (y) 4.00% plus, in either case, the Applicable Margin.

(b) The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

SECTION 3.5 Default Rate. At all times commencing upon the date any Event of Default occurs, and continuing until such Event of Default is no longer continuing, the Applicable Margin shall be increased by 4.00% per annum.

SECTION 3.6 Payment Dates. Interest accrued on the Loans shall be payable in cash, without duplication:

(a) on the Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) on the last day of each month; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and

(d) on that portion of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.7 Repayment Premium. Any repayment or prepayment of principal of all or any portion of any Loans pursuant to Section 3.2, Section 9.2, Section 9.3 or otherwise (other than any repayments of principal made on the Maturity Date), shall be accompanied by the payment of the applicable Repayment Premium.

SECTION 3.8 Exit Fee. Upon the prepayment or repayment of principal of all or any portion of any Loans (or upon the date any such prepayment or repayment is required to be paid), whether on the Maturity Date, or pursuant to Section 3.2, Section 9.2, Section 9.3, or otherwise, the Borrower shall pay to the Administrative Agent for the account of each Lender, in cash, on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations (including the Repayment Premium, if any) so prepaid, repaid or required to be prepaid or repaid, a fee (the “Exit Fee”) in an amount equal to three percent (3.00%) of the principal amount of the Loans prepaid, repaid or required to be prepaid or repaid, as the case may be, on such date.

SECTION 3.9 Upfront Fee. The Borrower agrees that on the Closing Date, the Borrower shall pay an upfront fee (the “Upfront Fee”) to the Initial Lender, for its own account, in an aggregate amount equal to one percent (1.00%) of the Commitment Amount. The Borrower agrees that the Upfront Fee shall be (i) paid in U.S. Dollars, (ii) fully earned upon the Closing Date, (iii) nonrefundable and (iv) in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.

SECTION 3.10 Undrawn Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, in cash, a fee (the “Undrawn Fee”) in an amount equal to (x) 0.50% per annum multiplied by (y) the sum of (i) prior to the First Delayed Draw Commitment Termination Date, the undrawn First Delayed Draw Commitment Amount plus (ii) prior to the Second Delayed Draw Commitment Termination Date, the applicable undrawn Second Delayed Draw Commitment Amount, which Undrawn Fee shall be payable on the last day of each month (provided that if such day is not a Business Day, then such Undrawn Fee shall be made on the next succeeding Business Day) until the Second Delayed Draw Commitment Termination Date (and if the Second Delayed Draw Commitment Termination Date occurs on a date that is not the last day of a month, the amount of the fee for the corresponding month shall be a prorated amount for the portion of such month ending on the Second Delayed Draw Commitment Termination Date and shall be paid on such date). For purposes of this Section 3.10, the Undrawn Fee shall be calculated on a daily basis. The Undrawn Fee shall be fully earned and nonrefundable under any circumstances and in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.

SECTION 3.11 Administration Fee. The Borrower will pay to the Administrative Agent for its own account a quarterly loan administration fee of $10,000 (the “Administration Fee”) payable in advance, with the first payment due and payable upon the Closing Date prorated with respect to the Fiscal Quarter in which the Closing Date occurs and successive payments due and payable on the last day of each Fiscal Quarter (including the Fiscal Quarter in which the Closing Date occurs) for the succeeding Fiscal Quarter; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day. Upon payment thereof, the Administration Fee shall be fully earned and nonrefundable under any circumstances, and in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.

Article IV
SOFR RATE AND OTHER PROVISIONS

SECTION 4.1 Increased Costs, Etc. The Borrower agrees to reimburse the Lenders for any increase in the cost to the Lenders of, or any reduction in the amount of any sum receivable by the Lenders in respect of, the Lenders’ Commitments and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. The Administrative Agent shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Lenders for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Administrative Agent for the accounts of the Lenders within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower, provided, that the Borrower shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section for any increased costs or reductions incurred or suffered more than 180 days prior to the date that the Borrower is notified of the Change in Law giving rise thereto and the intention of the Administrative Agent and such Lender to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.2 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by it hereunder is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return, provided, that the Borrower shall not be required to compensate any Lender pursuant to this Section for reduced return with respect to any period occurring more than 180 days prior to the date that the Borrower is notified of the Change in Law giving rise thereto and the intention of such Lender to claim compensation therefor; provided further that if the Change in Law giving rise to such reduced return is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

(a) Any and all payments by the Borrower or any of the Subsidiaries under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Law. In the event that any Taxes are imposed and required to be deducted or withheld by applicable Law (as determined in the good faith discretion of the Withholding Agent) from any payment required to be made by the Borrower or any of the Subsidiaries to or on behalf of a Lender under any Loan Document, then:

(i) if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the Withholding Agent of such payment shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable Law.

(b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable Law.

(c) As promptly as practicable after the payment of any Taxes required to be paid by the Borrower under Section 4.3(a) or (b), and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent and such Lender a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes.

(d) The Borrower shall indemnify the Administrative Agent or such Lender, as the case may be, for any Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under Section 4.3(a)(i)) levied, imposed or assessed on the Administrative Agent or such Lender, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, as well as any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Administrative Agent or such Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that, the Administrative Agent or such Lender shall not be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify the Administrative Agent or each Lender for any incremental Taxes that may become payable by the Administrative Agent or such Lender as a result of any failure of the Borrower to such any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent or such Lender, pursuant to clause (c), documentation evidencing the payment of Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Administrative Agent or a Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 10 days after the date the Administrative Agent or such Lender makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent or a Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e) The Loans are deemed to be made with original issue discount for U.S. federal income tax purposes. Requests for information regarding the issue price, amount of original issue discount, issue date and yield to maturity on the Loans shall be directed to the Borrower in accordance with Section 10.2.

(f) The Lenders and the Borrower agree that the Initial Loan is part of the investment units issued within the meaning of Section 1273(c)(2) of the Code, which also includes the Warrants. For all applicable income Tax purposes, the issue price of the investment units and the fair market value of the Warrants in connection with the Initial Loan of the Lenders shall be determined collectively by the Borrower and the Lenders, acting in good faith, at the time the Initial Loan is issued to the Borrower. The “issue price” for the interest in the Initial Loan of the Lenders issued pursuant to this Agreement (and any Note issued in connection therewith) shall equal (i) the issue price of the investment units (for the avoidance of doubt, adjusted for the payment of the Exit Fee and Upfront Fee to the Lenders) minus (ii) the fair market value of the Warrants issued in connection with the Lenders’ Initial Loan. The Lenders and the Borrower agree that the allocation determined pursuant to this Section 4.3(f) will be used for purposes of Section 1273(c)(2) of the Code. The Borrower and the Lenders agree to make any determinations under Treasury Regulations §1.1273-2(h)(2) consistent with the foregoing and to file all required tax returns consistently with the foregoing, as applicable, except as otherwise required by applicable Laws.

SECTION 4.4 Payments, Computations; Proceeds of Collateral, Etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 10:00 a.m. on the date due in same day or immediately available funds, marked for attention as indicated, or in such other manner or to such other account as the Administrative Agent may from time to time direct in writing. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate Person promptly following receipt. Except as otherwise set forth herein, all repayments or prepayments of Loans and payment of fees and interest shall be made to the Lenders on a pro rata basis in accordance with their respective Applicable Percentages. Funds received after 10:00 a.m. on any day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable Law shall be applied upon receipt to the Obligations in accordance with Section 9.4 hereof.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.4(b) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(b).

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans, any Exit Fee, the Upfront Fee, any Undrawn Fee or any Repayment Premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and any Exit Fee, the Upfront Fee, any Undrawn Fee or Repayment Premium in connection therewith greater than its Applicable Percentage thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and any Exit Fee, the Upfront Fee, any Undrawn Fee or Repayment Premium in connection with their respective portions of the Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 4.4(e) shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Borrower or any Guarantor (as to which the provisions of this Section shall apply).

The Borrower, on behalf of itself and the Guarantors, hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or such Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation.

SECTION 4.5 Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (i) through (iv) of Section 9.1(h) or, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of such Lender. Each Lender agrees promptly to notify the Borrower after any such appropriation and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.5 are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which such Lender may have.

SECTION 4.6 SOFR Rate Not Determinable.

(a) If prior to the commencement of any Interest Period for a Loan, the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lenders notify the Administrative Agent that they have determined, that adequate and reasonable means do not exist for ascertaining the SOFR Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower as promptly as practicable and, until the Administrative Agent notifies (if applicable, upon the instruction of the Lenders) the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Loans shall bear interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the SOFR Rate and (ii) the continuation of any outstanding Loan or the extension of a new Loan hereunder shall be made with interest calculated pursuant to Section 3.4 but using the Prime Rate instead of the SOFR Rate.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lenders notify the Administrative Agent that they have determined, that (i) the circumstances set forth in Section 4.6(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.6(a) have not arisen but the supervisor for the administrator of the SOFR Rate has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent (at the direction of the Lenders) and the Borrower shall establish an alternate rate of interest to that based on the SOFR Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for loans in the United States at such time, and the Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administrative thereof by the Administrative Agent in a manner substantially consistent with market practice. Until an alternate rate of interest shall be determined in accordance with this Section 4.6(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.6(b), only to the extent the SOFR Rate for such Interest Period is not available or published at such time on a current basis), Section 4.6(a) shall be applicable.

Article V
CONDITIONS TO MAKING THE LOANS

SECTION 5.1 Credit Extensions. The obligation of each Lender to make its portion of the Initial Loan shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in this Article V (other than Sections 5.18 and 5.19). The obligation of each Lender to make its portion of the First Delayed Draw Loan shall be subject to the prior making of the Initial Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.18(a), 5.19(a) and 5.20. The obligation of each Lender to make its portion of the Second Delayed Draw Loan shall be subject to the prior making of the Initial Loan and the First Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.2, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.18(b), 5.19(b) and 5.20.

SECTION 5.2 Secretary’s Certificate, Etc. The Administrative Agent and the Lenders shall have received from the Borrower and each Subsidiary party to an Investment Document, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, or other Authorized Officer, as applicable, as to:

(a) resolutions of each such Person’s board of directors or a duly authorized committee thereof (or other managing body, in the case of a Person other than a corporation) and any other corporate resolutions required by applicable Law or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect authorizing the execution, delivery and performance of each Investment Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, managers, managing member or general partner, as applicable, authorized to act with respect to each Investment Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3 Closing Date Certificates. The Administrative Agent and each Lender shall have received a Closing Date Certificate, dated as of the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed in all material respects to be true and correct representations and warranties (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) of the Borrower as of such date (except to the extent that they relate specifically to an earlier specified date, in which case they are true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects) on and as of such earlier date), and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects), and such statements shall include that (i) the representations and warranties set forth in each Investment Document shall, in each case, be true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, each of which representation or warranty is true and correct in all respects), (ii) no Default shall have then occurred and be continuing, or would result from the Loans to be advanced on the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, and (iii) all of the applicable conditions set forth in this Article V have been satisfied. All documents and agreements required to be appended to the Closing Date Certificate, if any, shall be in form and substance satisfactory to the Administrative Agent and the Lenders, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.4 Payment of Outstanding Indebtedness, Etc. All Indebtedness identified in Schedule 8.2(a), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the Initial Loan and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all UCC Form UCC‑3 termination statements or other instruments (including customary payoff letters) as may be suitable or appropriate in connection therewith.

SECTION 5.5 Delivery of Note. Each Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.6 Financial Information, Etc. The Administrative Agent and each Lender shall have received:

(a) audited consolidated financial statements of the Borrower and the Subsidiaries for each of the Fiscal Years ended December 31, 2020, December 31, 2021, and December 31, 2022;

(b) unaudited consolidated balance sheets of the Borrower and the Subsidiaries for the Fiscal Quarters ended March 31, 2023 and June 30, 2023, together with the related statements of operations, comprehensive loss, stockholders’ equity and cash flows for the three months then ended; and

(c) such other financial information as to the Borrower and the Subsidiaries and their respective businesses, assets and liabilities as the Administrative Agent may reasonably request.

SECTION 5.7 Compliance Certificate. The Administrative Agent and the Lenders shall have received an initial Compliance Certificate on a pro forma basis as if the Initial Loan had been made as of June 30, 2023 and as to such items therein as the Administrative Agent or any Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8 Solvency, Etc. The Administrative Agent and the Lenders shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, in form and substance satisfactory to the Administrative Agent and the Lenders.

SECTION 5.9 Guarantee. The Administrative Agent and the Lenders shall have received executed counterparts of the Guarantee, dated as of the date hereof, duly executed and delivered by each Guarantor.

SECTION 5.10 Security Agreements. The Administrative Agent and the Lenders shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed and delivered by the Borrower and each Guarantor, together with:

(a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by the Borrower or any Guarantor in any Subsidiary of the Borrower, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(b) financing statements suitable in form for naming the Borrower and each Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Secured Parties pursuant to the Security Agreement;

(c) UCC Form UCC‑3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any assets of the Borrower or any Subsidiary, or

(ii) securing any of the Indebtedness identified in Schedule 8.2(a), together with such other UCC Form UCC‑3 termination statements as the Administrative Agent and the Lenders may reasonably request from the Borrower or any Subsidiary;

(d) landlord access agreements and bailee letters in form and substance satisfactory to the Administrative Agent and the Lenders from each landlord to the Borrower or any Guarantor and each other Person that has possession of any books and records, or more than $250,000 of other Collateral; and

(e) subject to Section 7.16, evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Borrower and each Guarantor are Controlled Accounts (other than Excluded Accounts).

SECTION 5.11 Intellectual Property Security Agreements. The Administrative Agent and the Lenders shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by the Borrower or any Guarantor that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Administrative Agent for the benefit of the Secured Parties.

SECTION 5.12 Warrants. The Initial Lender shall have received satisfactory evidence that the Warrants, dated as of the Closing Date, have been executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.13 Opinions of Counsel. The Administrative Agent and the Lenders shall have received an opinion, dated the Closing Date and addressed to the Administrative Agent and the Lenders, from K&L Gates LLP, counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent and the Lenders.

SECTION 5.14 Insurance. The Administrative Agent and the Lenders shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document, with the Administrative Agent named as loss payee or additional insured, as applicable.

SECTION 5.15 Closing Fees, Expenses, Etc.. The Administrative Agent and each Lender, as applicable, shall have received for its own account (i) all fees, costs and expenses due and payable pursuant to Section 10.3, (ii) the Upfront Fee and (iii) the initial Administration Fee as set forth in Section 3.11.

SECTION 5.16 Anti-Terrorism Laws. The Administrative Agent and each Lender, as applicable, shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act and any other foreign or local Laws.

SECTION 5.17 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall have received all information, approvals, resolutions, opinions, documents or instruments as the Administrative Agent or any Lender may reasonably request.

SECTION 5.18 Product Revenue Base.

(a) Solely as a condition to the First Delayed Draw Closing Date, the Administrative Agent and the Lenders shall be satisfied that Product Revenue Base for the trailing 12-months ending on the last day of the month immediately prior to the First Delayed Draw Closing Date was at least $75,000,000.

(b) Solely as a condition to the Second Delayed Draw Closing Date, the Administrative Agent and the Lenders shall be satisfied that Product Revenue Base for the trailing 12-months ending on the last day of the month immediately prior to the Second Delayed Draw Closing Date was at least $100,000,000.

SECTION 5.19 Disclosure Schedules.

(a) Immediately prior to the First Delayed Draw Closing Date, the Borrower shall deliver to the Administrative Agent updates to Schedules 6.15(a), 6.16, 6.19 and 6.22 and Schedules III through VI of the Security Agreement, each such updated Schedule to be complete and accurate as of the First Delayed Draw Closing Date.

(b) Immediately prior to the Second Delayed Draw Closing Date, the Borrower shall deliver to the Administrative Agent updates to Schedules 6.15(a), 6.16, 6.19 and 6.22 and Schedules III through VI of the Security Agreement, each such updated Schedule to be complete and accurate as of the Second Delayed Draw Closing Date.

SECTION 5.20 Material Adverse Change. From December 31, 2022 until the Closing Date or the applicable Delayed Draw Closing Date, no event, change, circumstance, effect or other matter shall have occurred that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.21 Excluded Subsidiaries. As of the Closing Date, the only Excluded Subsidiaries are (i) AVITA Medical Pty Limited, (ii) C3 Operations Pty Ltd, (iii) Visiomed Group Pty Ltd, (iv) Infamed Pty Ltd and (v) AVITA Medical Europe Limited.

Article VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 6.1 Organization, Etc. The Borrower and each Subsidiary (a) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (unless the failure to so qualify as a foreign entity could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (b) has full power and authority and holds all requisite governmental licenses, permits, clearances and other approvals required (i) to enter into and perform its obligations under each Investment Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by the Borrower and each Subsidiary of each Investment Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not:

(a) contravene (i) the Borrower’s or any Subsidiary’s Organic Documents, (ii) any court decree or order binding on or affecting the Borrower or any Subsidiary or (iii) any Law or governmental regulation binding on or affecting the Borrower or any Subsidiary; or

(b) result in (i) or require the creation or imposition of any Lien on the Borrower’s or any Subsidiary’s properties (except as permitted by this Agreement) or (ii) a default under any contract, agreement, or instrument binding on or affecting the Borrower or any Subsidiary.

SECTION 6.3 Government Approval, Regulation, Etc. No authorization or approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower or any Subsidiary of any Investment Document to which it is a party.

SECTION 6.4 Validity, Etc. Each Investment Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. The consolidated financial statements of the Borrower and the Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to Sections 5.6 and 7.1 have been prepared in accordance with GAAP, consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6 No Material Adverse Change. Since December 31, 2022, there has been no event, change, circumstance, effect or other matter that has had a Material Adverse Effect.

SECTION 6.7 Litigation, Labor Matters and Environmental Matters.

(a) Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $250,000 or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(b) There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $250,000 or (ii) that would reasonably be likely to adversely affect this Agreement or the transactions contemplated hereby.

(c) None of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to result in liabilities to the Borrower and the Subsidiaries, taken as a whole, in excess of $250,000.

SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries except those Subsidiaries which are identified in Schedule 6.8 (which Schedule also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries) or which are permitted to have been organized or acquired after the Closing Date in accordance with Section 8.5 and Section 8.7.

SECTION 6.9 Ownership of Properties. The Borrower and each Subsidiary owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10 Taxes. Each of the Borrower and each Subsidiary has filed all tax returns and reports required by Law to have been filed by it and has paid all Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Benefit Plans, Etc. None of the Borrower or any of the Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any actual or potential liability with respect to, any Benefit Plan. None of the Borrower or any of the Subsidiaries is a party to any collective bargaining agreement, and none of the employees of the Borrower or any of the Subsidiaries are subject to any collective bargaining agreement with respect to their employment with the Borrower, any of the Subsidiaries, or any of their respective ERISA Affiliates. Each “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by the Borrower or any of their ERISA Affiliates, and is intended to be tax qualified under section 401 of the Code has a determination letter or opinion letter from the Internal Revenue Service on which it remains entitled to rely, and no assets of any such plan are invested in Capital Securities of the Borrower or any of the Subsidiaries. Each employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary has complied, both in form and in operation, in all material respects with its terms and applicable law. Except as set forth on Schedule 6.11, each employee benefit plan as defined in Section 3(3) of ERISA that provides medical, dental, vision, or long-term disability benefits and that is sponsored by the Borrower or any of the Subsidiaries or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), is fully insured by a third-party insurance company.

SECTION 6.12 Accuracy of Information. None of the information heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with any Investment Document or any transaction contemplated hereby (other than any such information of a general economic or industry specific nature, projected financial information or other forward looking information), when taken as a whole, at the time furnished, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions reasonably believed to be reasonable at the time made (it being understood that projections may vary from actual results and that such variances may be material).

SECTION 6.13 Regulations U and X. None of the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14 Solvency. The Borrower, individually, and the Borrower and its Subsidiaries taken as a whole, on a consolidated basis, both before and after giving effect to the Loans, are Solvent.

SECTION 6.15 Intellectual Property.

(a) Schedule 6.15(a) sets forth a complete and accurate list as of the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, of all (i) Patents including any Patent applications and other material so defined as Patents, (ii) registered and material unregistered Trademarks (including domain names) and any pending registrations for Trademarks, (iii) any other registered Intellectual Property (including registered Copyrights) and (iv) any commercially significant unregistered Intellectual Property (including material unregistered Copyrights), but excluding trade secrets, in each case (i) through (iv), owned by, purportedly owned by or licensed to the Borrower or any of the Subsidiaries. For each item of Intellectual Property listed on Schedule 6.15(a), the Borrower has, where relevant, indicated (A) the countries in each case in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, (D) with respect to the Patents, the expected expiration date of the issued Patents, (E) the owner of such item of Intellectual Property and (F) with respect to Intellectual Property owned by any Third Party, the agreement pursuant to which that Intellectual Property is licensed to the Borrower or any Subsidiary.

(b) Subject to Section 6.15(k) with respect to the Infringement of any Intellectual Property of a Third Party, the Owned Intellectual Property and Licensed Intellectual Property together constitute all Intellectual Property necessary for the operation of the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted by the Borrower and the Subsidiaries.

(c) The Borrower or a Subsidiary owns or has a valid license or rights in any other form to all rights associated with the Owned Intellectual Property and Licensed Intellectual Property listed in Schedule 6.15(a), as applicable, and all Owned Intellectual Property that are trade secrets, free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3.

(d) Except as disclosed on Schedule 6.15(a), the Borrower or a Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property listed in Schedule 6.15(a) and all Owned Intellectual Property that are trade secrets.

(e) Except as disclosed on Schedule 6.15(a), all Owned Intellectual Property listed on Schedule 6.15(a) and, to the knowledge of the Borrower, all Licensed Intellectual Property is subsisting and unexpired, and has not lapsed or been forfeited, cancelled or abandoned unless permitted hereunder.

(f) Each of the Borrower and the Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect all Owned Intellectual Property and all Licensed Intellectual Property that is exclusively licensed, and there are no unpaid maintenance or renewal fees payable by the Borrower or any of the Subsidiaries that are currently overdue for any of such registered Intellectual Property.

(g) There is no actual or threatened (in writing or, to the knowledge of the Borrower, orally) proceeding challenging the ownership, validity or enforceability of any Owned Intellectual Property or Licensed Intellectual Property, and none of the Borrower or any of the Subsidiaries is involved in any proceeding challenging the ownership, validity or enforceability of any Intellectual Property of any Person and none of the Owned Intellectual Property or Licensed Intellectual Property is the subject of any Other Administrative Proceeding.

(h) (i) All Owned Intellectual Property and Licensed Intellectual Property is subsisting and, to the knowledge of the Borrower, enforceable and valid, and (ii) no event has, to the knowledge of the Borrower, occurred, and nothing has been done or omitted to have been done (A) by the Borrower or a Subsidiary that cannot be cured, or (B) to the knowledge of the Borrower, by a Third Party, in each case ((A) and (B)), that would result in the invalidity or unenforceability of any such Intellectual Property.

(i) There are no claims pending or threatened in writing that have been brought by the Borrower or any Subsidiary against any Person alleging Infringement of any Owned Intellectual Property or Licensed Intellectual Property. To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Owned Intellectual Property or Licensed Intellectual Property.

(j) With respect to each license agreement listed on Schedule 6.15(a), such license agreement (i) is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries party thereto and all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified, except as set forth on Schedule 6.15(a), and (iii) has not suffered a default or breach thereunder. None of the Borrower or any of the Subsidiaries has taken or omitted to take any action that would permit any other Person that is a party to any such license agreement to have, and to the knowledge of the Borrower, no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

(k) None of the Borrower or any of the Subsidiaries has received written notice or, to the knowledge of the Borrower, any other communications from any Third Party alleging that the conduct of the business of the Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party and, to the knowledge of the Borrower, the conduct of the business of the Borrower and the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(l) The Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their (i) rights in, and with respect to, Confidential Business Information, and maintain the confidentiality of, their respective Owned Intellectual Property and (ii) respective commercially significant unregistered Intellectual Property. All current and former employees of the Borrower and each Subsidiary, and all other Persons with access to any Confidential Business Information, are subject to written agreements that include customary confidentiality terms and restriction on use terms sufficient to maintain the confidential status and limit the use of such Confidential Business Information. No trade secret of the Borrower or any of its Subsidiaries with respect to any Product has been published or disclosed to any Person, except pursuant to a written agreement requiring such Person to keep such trade secret confidential.

SECTION 6.16 Material Agreements.

(a) Set forth on Schedule 6.16 is a complete and accurate list as of the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, of all Material Agreements of the Borrower or any of the Subsidiaries,

with an adequate description of the parties thereto, subject matter thereof and amendments and modifications thereto. As of such dates, respectively, each such Material Agreement (i) is in full force and effect and is legal, valid and binding upon and enforceable against the Borrower and the Subsidiaries party thereto and all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified and (iii) has not suffered a default or material breach by any parties thereto thereunder. As of such dates, respectively, none of the Borrower or any of the Subsidiaries has taken any action that would permit any other Person party to any Material Agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

(b) The Borrower has provided to the Administrative Agent and the Lenders full, complete and correct copies of all Material Agreements (including all exhibits and schedules thereto).

SECTION 6.17 Permits. The Borrower and the Subsidiaries have all Permits, including Key Permits and Environmental Permits, necessary or required for the ownership, operation and conduct of their business and the testing and distribution of the Products. All such Permits are validly held and there are no defaults thereunder.

SECTION 6.18 Regulatory Matters.

(a) The business of the Borrower and the Subsidiaries has been, and currently is, being conducted in material compliance with all applicable U.S. federal, state, local or foreign laws, Privacy Laws, statutes, ordinances, rules, regulations, guidances, judgments, orders, injunctions, decrees, arbitration awards and Regulatory Authorizations (including Key Permits) issued by any Governmental Authority (collectively, “Laws”), including, without limitation, FD&C Act and Public Health Service Act (PHSA). The Products of the Borrower and the Subsidiaries are not, and have not been, “adulterated” or “misbranded” within the meaning of the FD&C Act, nor do any such Products constitute an article prohibited from introduction into interstate commerce under the FD&C Act.

(b) The Products have been manufactured, tested, packaged, labeled, distributed, imported, exported, marketed or sold in compliance in all material respects with all applicable requirements under the FD&C Act and the regulations of the FDA promulgated thereunder and similar Laws in any foreign jurisdiction, including those relating to investigational use, premarket clearance, registration and listing, marketing approval to market a Product, good manufacturing practices, quality systems regulations and requirements, ISO requirements, good clinical practices, good laboratory practices, labeling, advertising, record keeping and filing of required reports and security.

(c) The Borrower and the Subsidiaries own, free and clear of all Liens, except those permitted pursuant to Section 8.3, all Key Permits, including all authorizations under the FD&C Act and state Laws, necessary for the research and development and commercialization of the Products and to carry on the Borrower’s and Subsidiaries’ businesses, as applicable. All such Key Permits are valid, and in full force and effect and the Borrower and the Subsidiaries are in compliance in all material respects with all terms and conditions of such Key Permits. Neither Borrower nor any Subsidiary has received any written notice that any Key Permits have been or are being revoked, withdrawn, suspended, limited or challenged.

(d) The Borrower has made available to the Administrative Agent and the Lenders copies of all Key Permits and material correspondence submitted to or received from the FDA or other Governmental Authority (including minutes and official contact reports relating to any material communications with any Governmental Authority) in the Borrower’s or any Subsidiary’s possession or control as requested by the Administrative Agent or any Lender. There has been no material untrue statement of fact and no fraudulent statement made by the Borrower, any of the Subsidiaries, or any of their respective agents or representatives to the FDA or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA or any other Governmental Authority. All applications, notifications, product reports, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for Key Permit from any Governmental Authority, were truthful, complete and accurate in all material respects as of the date of submission and as of the date of the grant of such Key Permit. All necessary or required changes, supplements, amendments, modifications, updates, or corrections to such applications, notifications, submissions, information and data have been submitted to the applicable Governmental Authority.

(e) Neither the Borrower nor any Subsidiary has had any product or manufacturing site (whether owned by the Borrower, a Subsidiary or a contract manufacturer) subject to a Governmental Authority shutdown or import or export prohibition, nor received any notice of inspectional observations, “warning letters,” “untitled letters” or similar correspondence relating to manufacturing processes or procedures and asserting noncompliance with any applicable Law or Permit and, to the knowledge of the Borrower, no Governmental Authority is considering such action.

(f) There are not and have not been any (i) recalls, field notifications, corrections, product replacements, market withdrawals, warnings, inquiries, “dear doctor” letters, investigator notices, safety alerts, reports of accidental radiation occurrences, notifications of defect, or other notices of any action or court order relating to an alleged lack of safety or regulatory compliance of the medical device products issued by the Borrower or any Subsidiary (“Safety Notices”), or (ii) material product complaints with respect to the medical device products. To the knowledge of the Borrower, there are no facts that would be reasonably likely to result in (x) a material Safety Notice with respect to its products, (y) a material change in the labeling of any of its products, or (z) a termination or suspension of developing and testing of any of its products. All adverse events and malfunctions have been reported to applicable Governmental Authorities in accordance with Law.

(g) To the Borrower’s knowledge, no investigation by any Governmental Authority with respect to the Borrower or any of the Subsidiaries is pending or threatened. Neither the Borrower nor any Subsidiary has received any written communication from any Person (including any Governmental Authority) of any noncompliance with any Laws or any written communication from any Governmental Authority or accrediting organization of any material issues, problems, or concerns regarding the quality or performance of the Products, or the practices of the Borrower or any of the Subsidiaries with respect to advertising, promoting, or otherwise commercializing the Products, and to the knowledge of the Borrower, there is no basis for any adverse regulatory action against the Borrower or any of the Subsidiaries.

(h) No right of the Borrower or any of the Subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party, and neither the Borrower nor any of the Subsidiaries has been the subject of any inspection, investigation, or audit, by any Governmental Authority in connection with any alleged improper activity.

(i) There is no arrangement relating to the Borrower or the Subsidiaries providing for any rebates, kickbacks or other forms of compensation that are unlawful to be paid to any Person in return for the purchase or use of any of the Products or for the referral of business or for the arrangement for recommendation of such referrals. All billings by the Borrower and the Subsidiaries for its services, if any, have been true and correct in all material respects and, to the Borrower’s knowledge, are in compliance with all applicable Laws, including the Federal False Claims Act or any applicable state false claim or fraud Law.

(j) None of the Borrower or any of the Subsidiaries nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of the Borrower or any of the Subsidiaries has been convicted of, charged with or, to the Borrower’s knowledge, investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded or suspended from participation in any such program; or, to the Borrower’s knowledge, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Borrower or any of the Subsidiaries nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of the Borrower or any of the Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion under (i) 21 U.S.C. Section 335a, (ii) Section 1128 of the Social Security Act or (iii) any similar applicable Law. No debarment proceedings or investigations in respect of the business of the Borrower or any of the Subsidiaries, are pending or, to the Borrower’s knowledge, threatened against the Borrower, any of the Subsidiaries or any individual who is an officer, director, manager or employee of, or, to the Borrower’s knowledge, an agent or managing agent of, the Borrower or any of the Subsidiaries.

(k) The Products were researched, developed, designed and validated in compliance in all material respects with all applicable Laws, including the FD&C Act, Privacy Laws and state laws. All studies, tests and preclinical and clinical trials conducted relating to the Products, by or on behalf of the Borrower and the Subsidiaries and, to the knowledge of the Borrower, their respective licensees, licensors and Third Party services providers and consultants, have been conducted, and are currently being conducted, in compliance in all material respects with all applicable Laws, procedures and controls pursuant to, where applicable, current good clinical practices and current good laboratory practices and other applicable laws, rules,regulations and guidance. All results of such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Administrative Agent or any Lender as requested by it. To the extent required by applicable Law, the Borrower and the Subsidiaries have obtained all necessary Regulatory Authorizations, including an investigational device exemption (IDE) for the conduct of any clinical investigations conducted by or on behalf of the Borrower or any of the Subsidiaries.

(l) To the Borrower’s knowledge, none of the clinical investigators in any clinical trial conducted by or on behalf of the Borrower or any Subsidiary has been or is disqualified or otherwise sanctioned by the FDA, the Department of Health and Human Services, or any other Governmental Authority and, to the Borrower’s knowledge, no such disqualification, or other sanction of any such clinical investigator is pending or threatened in writing or, to the Borrower’s knowledge, otherwise. Neither the Borrower nor any of the Subsidiaries has received from the FDA or other applicable Governmental Authority any written or, to its knowledge, other notices or correspondence requiring or threatening the termination, suspension, material modification or clinical hold of any clinical trials conducted by, or on behalf of, the Borrower or any of the Subsidiaries.

SECTION 6.19 Transactions with Affiliates. None of the Borrower or any Subsidiary has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates during the three-year period immediately prior to the Closing Date, the First Delayed Draw Closing Date or the Delayed Draw Closing Date.

SECTION 6.20 Investment Company Act None of the Borrower or any Subsidiary is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21 OFAC. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Administrative Agent, any Lender and its Affiliates) of Sanctions.

SECTION 6.22 Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list as of the Closing Date, the First Delayed Draw Closing Date or the Second Delayed Draw Closing Date, as the case may be, of all banks and other financial institutions at which the Borrower or any Subsidiary maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such Schedule correctly identifies the name, address and telephone number of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account, and each such account (other than Excluded Accounts) is a Controlled Account to the extent required pursuant to Section 7.12.

SECTION 6.23 Data Privacy and Information Security.

(a) The Borrower and the Subsidiaries maintain appropriate data security policies, processes, and controls and an appropriate, comprehensive privacy program, all of which meet or exceed any requirements of applicable Law. Schedule 6.23(a) sets forth the terms of each such policy or written data security or privacy program (or a reasonable description thereof) that has been adopted by the Borrower or a Subsidiary at present time. None of the Borrower’s or any Subsidiary’s privacy statements or disclosures have been or are misleading or deceptive, and the contemplated transactions to be consummated hereunder as of the Closing Date will not violate any privacy statements, other consumer-facing disclosures or Laws. There is not currently pending and there has not been in the past five years any action, proceeding, suit or claim against the Borrower or the Subsidiaries with respect to privacy or data security, and, to the knowledge of the Borrower, none of the Borrower or any Subsidiary or any Products have experienced any security incident in which an unauthorized party accessed or acquired Personal Data or Confidential Business Information.

(b) The Borrower and the Subsidiaries have contractually obligated all Data Processors to appropriate contractual terms relating to the protection and use of Personal Data and IT Assets, including without limitation obligations to (i) comply with applicable Privacy Laws, (ii) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards to protection the applicable data and/or systems, (iii) restrict processing of Personal Data to those authorized or required under the servicing, outsourcing, processing, or similar arrangement, and (iv) certify or guarantee the return or adequate disposal or destruction of Personal Data. The Borrower and the Subsidiaries have taken reasonable measures to ensure that all Data Processors have complied with their contractual obligations.

(c) The IT Assets are sufficient and operate and perform as is necessary to conduct the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted by the Borrower and the Subsidiaries. Neither the IT Assets nor any Products contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or software routines or components that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any data, files, software, system, network, or other device. The Borrower and the Subsidiaries have established, implemented and tested backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards, and sufficient to reasonably maintain the operation of the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted by the Borrower and the Subsidiaries.

(d) The Borrower, the Subsidiaries, and any Data Processors have implemented and maintained reasonable and appropriate organizational, physical, administrative and technical measures consistent with the state of the art for the industry in which the Borrower or any Subsidiary operates to protect the operation, confidentiality, integrity, and security of all Confidential Business Information, Personal Data and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against unauthorized access, acquisition, interruption, alteration, modification, or use. No Person has obtained unauthorized access to or use of any Confidential Business Information, Personal Data and IT Assets.

(e) The Borrower and the Subsidiaries have taken or caused to be taken all reasonable precautions to ensure that all IT Assets (i) are free from any defect, bug, virus or programming, design or documentation error or corruption or other defect, and (ii) are fully functional and operate and run in a reasonable and efficient business manner. None of the IT Assets have malfunctioned or failed or have experienced any breakdowns or continued substandard performance in the past 24 months that has caused substantial disruption or substantial interruption in the Borrower’s or any Subsidiary’s use thereof or to the business of the Borrower and the Subsidiaries.

Article VII
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, the Borrower will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1 Financial Information, Reports, Notices, Etc. The Borrower will furnish the Administrative Agent for further delivery to the Lenders copies of the following, provided, that as to any information contained in materials filed with the SEC, the Borrower shall not be separately required to furnish such information under Sections 7.1(b) and (c) so long as they have delivered a copy of the corresponding Form 10-Q or Form 10-K to the Administrative Agent:

(a) Concurrently with the delivery of financial statements pursuant to the following clauses (b) and (c), beginning with the Fiscal Quarter ended September 30, 2023,

in each case with supporting detail and certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments), unaudited reports of (A) the Product Revenue Base for such Fiscal Quarter, for the year-to-date portion of the applicable Fiscal Year and for the trailing 12-month period ended as of the last day of such Fiscal Quarter, and including in comparative form the figures for the corresponding Fiscal Quarter in, and the year-to-date portion of, and for the trailing 12-month period ended as of the last day of the corresponding Fiscal Quarter in, the immediately preceding Fiscal Year, (B) the Liquidity at the end of such Fiscal Quarter, and at the end of the corresponding Fiscal Quarter in the preceding Fiscal Year, and (C) the number of employees as of the last day of such Fiscal Quarter;

(b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last such Fiscal Quarter), beginning with the Fiscal Quarter ended September 30, 2023, an unaudited consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments and the absence of footnotes, but not subject to any qualification or statement which is of a “going concern” or similar nature);

(c) as soon as available and in any event within 90 days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2023, (i) a copy of the consolidated balance sheet of the Borrower and the Subsidiaries, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lenders, which shall include a statement that, in performing the examination necessary to deliver the audited financial statements of the Borrower and the Subsidiaries, no knowledge was obtained of any Event of Default;

(d) concurrently with the delivery of the financial information pursuant to clauses (a), (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenant set forth in Section 8.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8), and (iii) stating that no real property has been acquired by the Borrower or any of the Subsidiaries since the delivery of the last Compliance Certificate (or, if any real property has been acquired since the delivery of the last Compliance Certificate, a statement that the Borrower or such Subsidiary has complied with Section 7.8 with respect to such real property) and (iv) stating that no rental payments on any leased real property of the Borrower and its Subsidiaries are more than 30 days past due (or if any rental payments are more than 30 days past due, specifying the payment amounts that are past due, the amount of days such payments are past due and the action that the Borrower or such Subsidiary has taken or proposes to take with respect thereto);

(e) as soon as possible and in any event within three days after the Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto;

(f) as soon as possible and in any event within three days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent or any Lender requests, copies of all documentation relating thereto;

(g) as soon as possible and in any event within three days after the Borrower obtains knowledge of any return, recovery, dispute or claim related to Product or inventory that involves more than $250,000;

(h) as soon as possible and in any event within three days after the Borrower obtains knowledge of (i) any claim that the Borrower, any of the Subsidiaries or one of their ERISA Affiliates has actual or potential liability under a Benefit Plan, (ii) any effort to unionize the employees of the Borrower or any Subsidiary, or (iii) non-routine correspondence with the Internal Revenue Service regarding the qualification of a retirement plan under Section 401(a) of the Code.

(i) as soon as available and in any event within 30 days after the end of each calendar month, beginning with the month ending October 31, 2023, the Borrower-prepared dashboard, substantially in the form shared with the Administrative Agent prior to the Closing Date;

(j) promptly, and in any event within three days, after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of the Subsidiaries files with the SEC or any national securities exchange; provided that this condition shall be satisfied (other than filings on Form 10-K or Form 10-Q) upon notice by the Borrower of such filing to the Administrative Agent;

(k) as soon as practicable following a meeting of the board of directors of the Borrower or any committees thereof or following any action to be taken by written consent, any meeting agenda delivered to the board of directors of the Borrower or any committees thereof in connection therewith and an executive summary of the topics discussed at such meeting, including any material resolutions or actions adopted by written consent, and all approved minutes of any such meetings reasonably promptly following approval of such minutes by the board of directors or any committees thereof (it being understood that such approval shall occur shortly after the next regularly scheduled meeting of the board of directors or any committee thereof); provided that the Borrower may withhold any such information and materials to the extent: (i) access thereto would adversely affect the attorney-client privilege between the Borrower and its counsel; or (ii) the Borrower’s board of directors, in the exercise of its fiduciary obligations and with the advice of counsel, determines that it is in the best interest of the Borrower to do so because any Lender or any of its Affiliates has an interest in the subject matter under discussion; in the event the Borrower withholds any such information or materials, the Borrower shall provide to the Administrative Agent and the Lenders a general description, which shall be true and correct in all material respects, of such withheld information;

(l) promptly upon, and in any event within three days of, receipt thereof, copies of all “management letters” (or equivalent) submitted to the Borrower or any of the Subsidiaries by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants;

(m) (i) within 45 days after the end of each Fiscal Quarter, a report listing (A) all Material Agreements entered into by the Borrower or any Subsidiary during such Fiscal Quarter, (B) all agreements or contracts of the Borrower or any Subsidiary which have become Key Contracts under clause (ii) of the definition thereof in such Fiscal Quarter, and (C) all existing Material Agreements amended or terminated during such Fiscal Quarter; and (ii) promptly, after the Administrative Agent or any Lender so requests, copies of any such new Material Agreement or amendment to a Material Agreement;

(n) as soon as possible and in any event within three days after receipt by, or delivery by, the Borrower or any of the Subsidiaries, as the case may be, copies of any material written notice or material written correspondence relating to, or involving, any Key Contract, including any termination notice or notice alleging breach or default under any Key Contract by any party thereto;

(o) as soon as available, but in any event not later than January 31 of each calendar year, the Borrower’s consolidated financial and business projections and budget for such year, with evidence of approval thereof by the Borrower’s board of directors; and

(p) such other financial and other information as the Administrative Agent or any Lender may from time to time reasonably request (including information and reports in such detail as the Administrative Agent or such Lender may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Notwithstanding anything to the contrary (including herein or in any Investment Document), at any time following the Closing Date, the Administrative Agent or any Lender may, by providing written notice to the Borrower, instruct the Borrower that, if any notice, report or other information required to be furnished pursuant to this Agreement contains material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing (“MNPI”), and the Administrative Agent or such Lender or its personnel may be engaged in investment and other market-related activities with respect to such Person’s securities, the Borrower shall notify the Administrative Agent (or such other Person as specified by the Administrative Agent in writing from time to time) that the Borrower desires to deliver to the Administrative Agent and the Lenders MNPI (any such notice, an “MNPI Notice”) (the Borrower may exclude any information it deems necessary to ensure compliance with applicable securities laws). Within five (5) Business Days of receipt of such notification, the Administrative Agent or a Lender may either (i) refuse the delivery of such MNPI, in which case the Borrower’s obligations under this Agreement, including Section 7.1, with respect to such MNPI shall be deemed satisfied as to the Administrative Agent or such Lender, as applicable, or (ii) direct the delivery of such MNPI to the Administrative Agent or such Lender pursuant to procedures acceptable to the Administrative Agent or such Lender (which may be designed to comply with the internal procedures of the Administrative Agent or such Lender regarding the use of material non-public information); provided that, the Administrative Agent or such Lender shall be deemed to have elected the option under clause (i) of this sentence if the option under clause (ii) of this sentence is not elected within such five (5) Business Day period. If the Administrative Agent or such Lender elects the option under clause (ii) of the preceding sentence, the Borrower shall promptly deliver to the Administrative Agent or such Lender the information subject to such MNPI Notice.

SECTION 7.2 Maintenance of Existence; Compliance with Contracts, Laws, Etc. The Borrower and each Subsidiary will preserve and maintain its legal existence (except as otherwise permitted by Section 8.7), perform in all material respects its obligations under Material Agreements to which the Borrower or any of the Subsidiaries is a party, and comply in all material respects with all applicable Laws, rules, regulations and orders, including the payment (before the same become delinquent) of all Taxes, imposed upon the Borrower or any of the Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or any of the Subsidiaries, as applicable.

SECTION 7.3 Maintenance of Properties. The Borrower and each Subsidiary will maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower or any of the Subsidiaries may be properly conducted at all times, unless the Borrower or any of the Subsidiaries determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower or any of the Subsidiaries or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4 Insurance. Each of the Borrower and each Subsidiary will maintain:

(a) insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and the Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent as mortgagee and lender loss payee (in the case of property/casualty insurance and business interruption insurance) and additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification as to the amount or scope of coverage of the policies will be made without providing at least 30 days prior written notice thereof to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.5 Books and Records. The Borrower and each of the Subsidiaries will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Administrative Agent, any Lender or any of its representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit the Borrower’s or any of the Subsidiaries’ offices, to discuss the Borrower’s or any of the Subsidiaries’ financial or other matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s and any of the Subsidiaries’ financial and other matters with the Administrative Agent, any Lender or their respective representatives whether or not any representative of the Borrower or any of the Subsidiaries is present) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any fees of its and the Subsidiaries’ independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.

SECTION 7.6 Environmental Law Covenant. Each of the Borrower and each Subsidiary will (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, and (ii) promptly notify the Administrative Agent of, and provide the Administrative Agent with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities. The Borrower and each of the Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Administrative Agent informed as to the progress of same.

SECTION 7.7 Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes and to pay the fees and expenses associated with the transactions contemplated hereby.

SECTION 7.8 Future Guarantors, Security, Etc. The Borrower and each other Subsidiary (other than, on any date prior to the Reorganization Outside Date, the Excluded Subsidiaries) will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Administrative Agent or any Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan

Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause (a) any subsequently acquired or organized Subsidiary or any Excluded Subsidiary that remains in existence following the Reorganization Outside Date to execute a supplement (in form and substance satisfactory to the Administrative Agent) to the Guarantee and each other applicable Loan Document in favor of the Secured Parties, effective upon its acquisition or formation (or, with respect to any Excluded Subsidiary, as of the day immediately following the Reorganization Outside Date) and take such other actions as may be required or requested for the Secured Parties to have a valid Lien with the priority intended to be created on, and security interest in, all of the assets of such Subsidiary (unless constituting Excluded Property), subject to no other Liens (other than Liens permitted by Section 8.3) and the limitations set forth below, and (b) all of the presently existing or thereafter arising issued and outstanding shares of Capital Securities of (i) any Excluded Subsidiary to be pledged to the Secured Parties pursuant to one or more pledge agreements or other documents acceptable to the Secured Parties solely upon the written request of the Secured Parties and (ii) any other Subsidiary to be pledged to the Secured Parties pursuant to one or more pledge agreements or other documents acceptable to the Secured Parties. The Borrower will promptly notify the Administrative Agent of any subsequently acquired ownership interest in real property and will provide the Administrative Agent with a description of such real property, the acquisition date thereof and the purchase price therefor. In addition, from time to time, each of the Borrower and each of the Guarantors will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent and the Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Guarantors (including real property and personal property acquired subsequent to the Closing Date). Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent and the Lenders, and the Borrower and each of the Guarantors shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including mortgages, legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Lenders shall reasonably request to evidence compliance with this Section 7.8.

SECTION 7.9 Obtaining of Permits, Etc. With respect to Products, each of the Borrower and each Subsidiary will obtain, maintain and preserve, and take all necessary action to timely renew all Permits and accreditations which are necessary in the proper conduct of its business.

SECTION 7.10 Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a) With respect to the Products, each of the Borrower and each Subsidiary will (i) maintain in full force and effect all Regulatory Authorizations, Key Permits, contract rights, authorizations or other rights necessary for the operations of its business; (ii) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, (x) all Owned Intellectual Property and all Material Agreements (other than Key Contracts), except in the event that the Borrower determines in its reasonable commercial judgment not to do so, and (y) all Key Contracts; (iii) notify the Administrative Agent, promptly after learning thereof, of any Infringement by any Person of any Owned Intellectual Property and aggressively pursue any such Infringement except in any specific circumstances where both (x) the Borrower or any of the Subsidiaries are able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any Product; (iv) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, and protect against Infringement with respect to, all Intellectual Property, including Patents, developed or controlled by the Borrower or any of the Subsidiaries; (v) notify the Administrative Agent, promptly after learning thereof, of any claim by any Person that the conduct of the Borrower’s or any of the Subsidiaries’ business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person and use commercially reasonable efforts to resolve such claim, except where the Borrower determines in its reasonable commercial judgment not to do so; (vi) maintain an appropriate information security program with organizational, physical, administrative and technical measures consistent with generally accepted standards for the industry in which the Borrower or any Subsidiary operates to protect the operation, confidentiality, integrity, and security of all Confidential Business Information, Personal Data and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against unauthorized access, acquisition, interruption, alteration, modification, or use; and (vii) notify the Administrative Agent, promptly after learning thereof, of any product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by the Borrower, any of the Subsidiaries or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item.

(b) Each of the Borrower and each Subsidiary will furnish to the Administrative Agent prompt written notice of the following, and, with respect to clauses (i) and (ii) below, copies of any notices from, or responses to, any Governmental Authority:

(i) any notice that any Governmental Authority is limiting, suspending or revoking any Regulatory Authorization, changing the market classification or labeling of or otherwise materially restricting any Product of the Borrower or any of the Subsidiaries, or considering any of the foregoing;

(ii) the Borrower or any of the Subsidiaries becoming subject to any administrative or regulatory action, or notice of violation letter (including receipt of any warning letter from the FDA or other Governmental Authority with respect to the Borrower or any of the Subsidiaries, or any Product or the manufacturing facilities therefor), or any Product of the Borrower or any of the Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or refusal, or seizure of any Product are pending or threatened against the Borrower or any of the Subsidiaries; or

(iii) copies of any written recommendation from any Governmental Authority or other regulatory body that the Borrower or any of the Subsidiaries, or any obligor to which the Borrower or any of the Subsidiaries provides services, should have its licensure, clearance(s), provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

(c) Each of the Borrower and each Subsidiary will promptly notify the Administrative Agent as soon as possible and in any event within three days of introducing any Product that is subject to regulation by the FDA, or any comparable foreign Governmental Authority, as a medical device.

SECTION 7.11 Inbound Licenses. The Borrower and each of the Subsidiaries will, promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter or “open-source” software that is commercially available to the public): (i) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on the Borrower’s and the Subsidiaries’ business and financial condition; and (ii) take such commercially reasonable actions as the Administrative Agent or the Lenders may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Secured Parties to be granted and perfect a valid security interest in such license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement.

SECTION 7.12 Cash Management. The Borrower and each Guarantor will:

(a) (i) maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and (other than (A) accounts exclusively used for payroll, payroll taxes and other employee wage and benefit programs to or for the benefit of the Borrower’s or a Guarantor’s employees, which shall in no event hold in the aggregate more than the amount reasonably expected to meet such payroll expenses for the following calendar month, including bonuses and other payments to be paid within the following calendar month, and (B) accounts which there is not maintained at any point in time funds on deposit, together with funds on deposit in accounts of Excluded Subsidiaries in compliance with clause (iv) of the definition of “Excluded Subsidiary”, greater than $250,000 in the aggregate for all such accounts (collectively, the “Excluded Accounts”)) promptly deliver any updates to such list to the Administrative Agent; (ii) execute and maintain an account control agreement for each such account (other than the Excluded Accounts), in form and substance reasonably acceptable to the Administrative Agent (each such account, a “Controlled Account”); and (iii) maintain each such account as a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations (and in which the Borrower and the Guarantors shall have granted a Lien to the Secured Parties);

(b) deposit promptly after the date of receipt thereof in accordance with prudent business practices all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts except to the extent permitted to be kept in Excluded Accounts; and

(c) at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, promptly cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Lenders.

SECTION 7.13 Lender Calls. The chief executive officer and other members of senior management of the Borrower or the Subsidiaries requested by the Lenders shall hold a meeting with the Lenders (to the extent requested by any Lender) in person or by teleconference, in either case as reasonably requested by the Lenders, within one month after the delivery by the Borrower of its financial statements pursuant to Sections 7.1(b) and (c), to, at a minimum, discuss business operations and matters referenced in the board materials previously delivered to the Lenders pursuant to Section 7.1(k) and review financial statements, in each case with respect to the Borrower and the Subsidiaries.

SECTION 7.14 Product Licenses. The Borrower and each Subsidiary shall maintain each Key Permit, from, or file any notice or registration or other application in, each jurisdiction in which the Borrower or any of the Subsidiaries are required to obtain any Key Permit or Regulatory Authorization or to file any notice or registration, in order to sell or distribute the Products.

SECTION 7.15 Excluded Subsidiaries. The aggregate cash or Cash Equivalent Investments attributable to all Excluded Subsidiaries shall not exceed $250,000. If at any time the aggregate portion of net revenue attributable to all Excluded Subsidiaries exceeds 4.0% of the net revenue of the Borrower and its Subsidiaries, on a consolidated basis, for any period of four consecutive Fiscal Quarters (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or Section 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or Section 7.1(c), the most recent financial statements referred to in Section 5.6)), the Borrower shall designate sufficient Subsidiaries as “Guarantors” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Guarantors and be subject to the provisions of Section 7.8. If at any time the aggregate portion of total assets attributable to all Excluded Subsidiaries exceeds 4.0% of the consolidated total assets of the Borrower and its Subsidiaries for any period of four consecutive Fiscal Quarters (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1(b) or Section 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or Section 7.1(c), the most recent financial statements referred to in Section 5.6)), the Borrower shall designate sufficient Subsidiaries as “Guarantors” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Guarantors and be subject to the provisions of Section 7.8. In addition, should an Excluded Subsidiary cease to meet the criteria set forth in clauses (i), (ii) or (iii) of the definition thereof, the Borrower shall designate such Subsidiary as a “Guarantor”, and such Subsidiary shall for all purposes of this Agreement constitute a Guarantor and be subject to the provisions of Section 7.8. If the Reorganization has not been consummated by the Reorganization

Outside Date, all Excluded Subsidiaries shall immediately constitute Guarantors and shall be subject to the provisions of Section 7.8.

SECTION 7.16 Post-Closing Covenants. The Borrower agrees to deliver the items set forth below within the specified timeframe (or by such other date as the Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to the Administrative Agent:

(a) within 45 days of the Closing Date, the Agent and the Lenders shall have received a leasehold mortgage in favor of the Administrative Agent with respect to the Borrower’s leasehold interest in the real property located at 3007 Bunsen Avenue, Unit K, Ventura, CA 93003;

(b) evidence that (i) the Reorganization has been consummated on or prior to the Reorganization Outside Date on terms and in form satisfactory to the Lenders, or (ii) if the Reorganization has not been consummated by the Reorganization Outside Date, evidence satisfactory to the Lenders that each Excluded Subsidiary has complied with the requirements of Section 7.8 and has become a Guarantor under the Loan Documents;

(c) no later than February 28, 2024, the Borrower shall have publicly issued earnings guidance by filing with or furnishing to the SEC a Form 8-K filing, or widely distributing a press release, which shall disclose, or otherwise cleanse the Lenders of, any material non-public information with respect to the Borrower or its Affiliates, or their respective securities, that the Lenders received prior to the Closing Date;

(d) within 30 days of the Closing Date, the Borrower shall have (x) caused AVITA Medical Pty Limited to be in compliance with Section 7.8, including such agreements, documents, filings and registrations as may be necessary to cause a security interest in the assets (other than Excluded Property) of such Subsidiary to be granted and perfected by such Subsidiary in accordance with the Laws of Australia, and (y) delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) a share certificate evidencing all of the shares in such Subsidiary, duly endorsed in blank by the Borrower, and (ii) such agreements, documents, filings and registrations (including customary share pledge agreements) as may be necessary to cause a security interest in all of the issued and outstanding Capital Securities held by the Borrower in such Subsidiary to be granted and perfected by the Borrower, in each case in accordance with the Laws of Australia;

(e) within 30 days of the Closing Date, the Administrative Agent shall have received evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Borrower and each Guarantor are Controlled Accounts (other than Excluded Accounts);

(f) within 30 days of the Closing Date, the Borrower shall have delivered insurance endorsements described in Section 7.4, evidencing property and liability coverage required to be maintained pursuant to each Loan Document, with the Administrative Agent named as loss payee or additional insured, as applicable; and

(g) within 20 days of the Closing Date, the Borrower shall have delivered to the Administrative Agent an Intercompany Note (as defined in the Security Agreement) duly executed by the Borrower and the Subsidiaries.

Article VIII
NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that until the Termination Date has occurred, the Borrower and the Subsidiaries will perform or cause to be performed the obligations set forth below.

SECTION 8.1 Business Activities. (a) The Excluded Subsidiaries will not engage in any business activities not permitted by Section 8.16 and (b) none of the Borrower or any of the other Subsidiaries will engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto and, in each case, reasonable extensions thereof and businesses complementary thereto.

SECTION 8.2 Indebtedness. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(b), and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

(c) unsecured Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $250,000;

(d) Purchase Money Indebtedness and Capitalized Lease Liabilities in a principal amount not to exceed $250,000 in the aggregate outstanding at any time;

(e) Permitted Subordinated Indebtedness;

(f) Indebtedness of any Guarantor or the Borrower owing to the Borrower or any Guarantor;

(g) Indebtedness of (i) the Borrower or any Guarantor owing to an Excluded Subsidiary; provided that all of such Indebtedness shall be subordinated to the Obligations pursuant to an intercompany debt subordination agreement in a form approved by the Administrative Agent and the Lenders in their reasonable discretion, (ii) any Excluded Subsidiaries owing to the Borrower or any Guarantor in an aggregate principal amount at any time outstanding not to exceed, when combined with outstanding Investments by the Borrower or any Guarantor in or to any Excluded Subsidiary pursuant to Section 8.5(h), $250,000, and (iii) any Excluded Subsidiary owing to any other Excluded Subsidiary; and

(h) other Indebtedness of the Borrower and the Subsidiaries in an aggregate amount at any time outstanding not to exceed $250,000;

provided that, no Indebtedness otherwise permitted by clauses (b), (d), (e), (f), (g) or (h) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

SECTION 8.3 Liens. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) Liens existing as of the Closing Date and disclosed in Schedule 8.3(b) securing Indebtedness described in clause (b) of Section 8.2, and refinancings of such Indebtedness; provided that, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(c) Liens securing Indebtedness of the Borrower or the Subsidiaries permitted pursuant to Section 8.2(d) (provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the assets financed with such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property so financed);

(d) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(f) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f);

(g) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(h) Liens for Taxes (i) not at the time delinquent or thereafter payable without penalty, (ii) permitted to be unpaid pursuant to Section 7.2, or (iii) being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(i) licenses and/or sublicenses of Intellectual Property otherwise permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property entered into in the ordinary course of business pursuant to which the Borrower or any Subsidiary is a licensee; and

(j) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with the Borrower’s or any Subsidiary’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 7.12(a) hereof.

SECTION 8.4 Financial Covenant. The Liquidity shall not as of the last day of any Fiscal Quarter be less than $10,000,000. The Liquidity required under this Section 8.4 shall be held in one or more Controlled Accounts located in the United States as required pursuant to Section 7.12(a) hereof.

SECTION 8.5 Investments. None of the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b) Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by the Borrower or any of the Subsidiaries in connection with any Disposition permitted under Section 8.8;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) Permitted Acquisitions;

(g) Investments by the Borrower or any Guarantor in the Borrower or any Guarantor;

(h) Investments by the Borrower or any Guarantor in any Excluded Subsidiary (i) made prior to the Closing Date and set forth on Schedule 8.5(h) and (ii) made on or following the Closing Date, in an aggregate amount at any time outstanding not to exceed, when combined with any outstanding Indebtedness of any Excluded Subsidiary owing to the Borrower or any Guarantor pursuant to Section 8.2(g), $250,000 and subject to the limitations set forth in Section 7.12(a)(i)(B); and

(i) other Investments with respect to which either (i) the Lenders have approved in their sole discretion or (ii) do not to exceed $250,000 in the aggregate over the term of this Agreement.

SECTION 8.6 Restricted Payments, Etc. None of the Borrower or any of the Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment or make a payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Permitted Subordinated Indebtedness, other than:

(a) Restricted Payments made by the Borrower or the Subsidiaries to the Borrower or any Subsidiaries; and

(b) payments on Permitted Subordinated Indebtedness expressly permitted to be paid under the subordination agreement relating to such Permitted Subordinated Indebtedness.

SECTION 8.7 Consolidation, Merger; Permitted Acquisitions, Etc. None of the Borrower or any of the Subsidiaries will (a) liquidate or dissolve, consolidate with, or merge into or with, any other Person, or (b) purchase or otherwise acquire all or substantially all of the assets of any Person (or any division, business unit, product or line of business thereof), including through an exclusive lease or license, other than, in the case of clause (b), to consummate a Permitted Acquisition; provided that, in the case of clauses (a) and (b), so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary; provided, further, in connection with any Permitted Acquisition, the Borrower or any Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger or consolidation with any Subsidiary shall be a direct or indirect wholly-owned Subsidiary of the Borrower and a Guarantor, (ii) subject to clause (iii) below, in the case of any such merger or consolidation to which any Guarantor is a party, the Guarantor is the surviving Person, and (iii) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving Person.

SECTION 8.8 Permitted Dispositions. None of the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower or any Subsidiary) to any Person in one transaction or series of transactions unless such Disposition (i) is inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business, (ii) is a license for the use of Intellectual Property of the Borrower or the Subsidiaries that is on a non-exclusive basis and is consistent with prior licenses for the use of such Intellectual Property in the ordinary course of its business, or (iii) is permitted by Section 8.7; provided that no Dispositions shall be of any Key Contract or any rights thereunder, or any assets of the Borrower or any Subsidiary necessary thereunder.

SECTION 8.9 Modification of Certain Agreements. None of the Borrower or any of the Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (a) any Organic Documents of the Borrower or any of the Subsidiaries, if the result would have an adverse effect on the rights or remedies of the Administrative Agent or the Lenders under this Agreement or any Investment Document, or (b) any agreement governing any Permitted Subordinated Indebtedness except as permitted in the subordination agreement with respect thereto, in each case without the consent of the Administrative Agent. None of the Borrower or any of the Subsidiaries will (i) terminate or agree to the termination of the Key Contracts for any reason, (ii) fail to enforce any of its material rights under the Key Contracts, or (iii) agree to any assignment or transfer of the Key Contracts, or any material rights or obligations thereunder, by any party thereto; provided that, with respect to the Key Contracts identified on Schedule 1.1, the Borrower or any of its Subsidiaries may terminate or agree to the termination of any such Key Contract if, no later than 30 days following the termination of such Key Contract, the Borrower or such Subsidiary shall have entered into a replacement agreement for substantially the same services or supplies in substitution of such Key Contract, which replacement agreement shall be with a counterparty reasonably acceptable to the Lenders.

SECTION 8.10 Transactions with Affiliates. None of the Borrower or any of the Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its Affiliates, unless such arrangement, transaction or contract (A) (i) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates and (ii) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates or (B) is a transaction between the Borrower and any Guarantor, or a transaction between Guarantors.

SECTION 8.11 Restrictive Agreements, Etc. None of the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) the ability of the Borrower or any of the Guarantors to amend or otherwise modify any Investment Document, or (iii) the ability of the Borrower or any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (x) in any Investment Document (including any applicable intercreditor or subordination agreement), or (y) in the case of clause (i), in any agreement governing any Indebtedness permitted by Section 8.2(d) as to the assets financed with the proceeds of such Indebtedness.

SECTION 8.12 Sale and Leaseback. None of the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13 Product Agreements. None of the Borrower or any of the Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains (a) any provision that permits any counterparty other than the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to the insolvency or change of control of the Borrower or any of the Subsidiaries or assignment of such Product Agreement by the Borrower or any of the Subsidiaries, (b) any provision which restricts or penalizes a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other Disposition of all or a material portion of a Product to which such Product Agreement relates, or (c) any other provision that has or is likely to adversely affect, in any material respect, any Product to which such agreement relates or any Secured Party’s rights hereunder.

SECTION 8.14 Change in Name, Location or Executive Office or Executive Management; Change in Fiscal Year. None of the Borrower or any of the Subsidiaries will (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of organization or legal structure, (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility) without 30 days’ prior written notice to the Administrative Agent, (iv) change its federal taxpayer identification number or organizational number (or equivalent), in each case, without 30 days’ prior written notice to the Administrative Agent, (v) terminate the employment of or replace its chief executive officer or chief financial officer (or equivalent title) without written notification to the Administrative Agent within 30 days thereafter, or (vi) change its Fiscal Year or any of its Fiscal Quarters, or (vii) enter into, or permit any of its Subsidiaries to enter into, any Division/Series Transaction (it being understood that none of the provisions in this Agreement nor any other Investment Document shall be deemed to permit any Division/Series Transaction).

SECTION 8.15 Benefit Plans and Agreements. None of the Borrower or any Subsidiary will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (ii) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by the Borrower, any Subsidiary or any of their ERISA Affiliates, and is intended to be tax qualified under section 401 of the Code to cease to be tax qualified, (iii) allow the assets of any tax qualified retirement plan to become invested in Capital Securities of the Borrower or any Subsidiary, (iv) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary to fail to comply in all material respects with its terms and applicable law, or (v) allow any employee benefit plan as defined in Section 3(3) of ERISA that provides medical, dental, vision, or long-term disability benefits and that is sponsored by the Borrower or any of the Subsidiaries or any of their ERISA Affiliates (or under which any of these entities has any actual or potential liability), to cease to be fully insured by a third-party insurance company. The Borrower will not enter into any employment, severance, independent contractor, or consulting agreements or grant any equity awards other than in the ordinary course of business and consistent with past practice.

SECTION 8.16 Conduct of Business by the Excluded Subsidiaries. Except as otherwise permitted by the definition of “Excluded Subsidiary” or Section 7.15, no Excluded Subsidiary will engage in any business or activity, hold any assets or incur any Indebtedness or other liabilities, other than (i) the ownership of outstanding Equity Interests in Avita Medical Americas, LLC or another Excluded Subsidiary held by such Excluded Subsidiary on the Closing Date and its transfer or contribution of such Equity Interests to the Borrower, (ii) the ownership of Intellectual Property held by each Excluded Subsidiary, subject to compliance with the definition of “Excluded Subsidiary” and Section 7.16(d), (iii) cash to the extent required for the winding up and dissolution of each such Excluded Subsidiary and to the extent permitted by the definition of “Excluded Subsidiary”, Section 8.2(g) and Section 8.5(h), (iv) liabilities incurred in the ordinary course of the winding up or dissolution of each such Excluded Subsidiary or pursuant to any Loan Document, and (v) activities incidental to the businesses or activities described in clauses (i)-(iv) above.

Article IX
EVENTS OF DEFAULT

SECTION 9.1 Listing of Events of Default. Each of the following events or occurrences described in this Article IX shall constitute an “Event of Default”.

(a) Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on any Loan, or (ii) any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of two Business Days after such amount was due.

(b) Breach of Warranty. Any representation or warranty made or deemed to be made by the Borrower or any of the Subsidiaries in any Investment Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.

(c) Non-Performance of Certain Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.7, Section 7.8, Section 7.15, Section 7.16 or Article VIII.

(d) Non-Performance of Other Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Investment Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Administrative Agent or Lenders or (ii) the date on which the Borrower or any Subsidiary has knowledge of such default.

(e) Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of the Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g) Change in Control. Any Change in Control shall occur.

(h) Bankruptcy, Insolvency, Etc. The Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any relevant proceeding during such 60‑day period to preserve, protect and defend its rights under the Investment Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, arrangement (including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors) or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof (each, an “Insolvency Event”), and, if any such case or proceeding is not commenced by the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that, the Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and the Lenders to appear in any court conducting any such case or proceeding during such 60‑day period to preserve, protect and defend its rights under the Investment Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(i) Impairment of Security, Etc. Any Investment Document or any Lien granted under a Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Subsidiary party thereto; the Borrower, any Subsidiary or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

(j) Key Permit Events. Any Key Permit or any of the Borrower’s or any Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to the Borrower or any Subsidiary in any material respect.

(k) Key Person Event. If any of the following individuals ceases to be employed full time by the Borrower and actively working in the identified position: Jim Corbett, as Chief Executive Officer, unless within 120 days after such individual ceases to be employed full time and actively working in such position, the Borrower hires a replacement for such individual that is reasonably acceptable to the Administrative Agent and the Lenders.

(l) Material Adverse Change. Any circumstance occurs has had or could reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Matters. Any of the following occurs: (i) the FDA or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Regulatory Authorization or (B) initiates enforcement action against, or issues a warning letter with respect to the Borrower or any of the Subsidiaries, or any Product or the manufacturing facilities therefor, that in the case of either clause (A) or (B) causes the Borrower or such Subsidiary to discontinue marketing of or withdraw any Product, or causes a delay in the manufacture or offering of any Product, which discontinuance, withdrawal or delay could reasonably be expected to last for more than six months; (ii) there occurs a recall with respect to any Product which could reasonably be expected to result in (A) aggregate liability to the Borrower and the Subsidiaries in excess of $500,000 (exclusive of any amounts paid or covered by insurance or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of the underlying claim and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable, and exclusive of the value of such Product) or

(B) a Material Adverse Effect; or (iii) the Borrower or any of the Subsidiaries enters into a settlement agreement with the FDA, CMS or any other Governmental Authority with respect to any Product that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $500,000 (exclusive of any amounts paid or covered by insurance or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of the underlying claim and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable).

(n) Key Contracts. Any of the Key Contracts is terminated for any reason, or the Borrower or any Subsidiaries receives a termination notice (written or otherwise) from any other Person party to any Key Contract.

SECTION 9.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and at the direction of the Lenders shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

SECTION 9.4 Application of Funds. After the exercise of remedies provided for in Section 9.3 (or after the Loans have automatically become immediately due and payable as set forth in Section 9.2), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Section 4.3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Law, whether or not permitted as a claim under such Law) and amounts payable under Section 3.7, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Article X
MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Subsidiary therefrom, shall be effective unless in writing and signed by the Lenders and the Borrower or the applicable Subsidiary, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.2 Notices; Time

(a) All notices and other communications provided under any Loan Document shall be in writing or by email and addressed, delivered or transmitted, if to the Borrower, the Administrative Agent or the Lenders, to the applicable Person at its address or email address set forth on Schedule 10.2 hereto, or at such other address or email address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by email, shall be deemed given upon the earlier of (i) confirmation of receipt by the recipient and (y) the opening of business on the next Business Day for the recipient. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

(b) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each Guarantor shall indemnify the Administrative Agent, each Lender and their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower and each Guarantor; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person.

SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on demand all expenses of the Administrative Agent and the Lenders (including the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Administrative Agent and the Lenders, and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent and the Lenders) in connection with:

(a) expenses incurred by the Administrative Agent or the Lenders in the negotiation, preparation, execution and delivery of each Investment Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Investment Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b) the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document;

(c) the preparation and review of the form of any document or instrument relevant to any Investment Document; and

(d) reasonable legal diligence, consulting and other advice in connection with the Borrower, the Subsidiaries and any of their Related Parties.

The Initial Lender shall apply the $100,000 expense deposit that the Borrower furnished to the Administrative Agent prior to the Closing Date to the fees and expenses that are payable or reimbursable in accordance with the foregoing sentence. The Borrower further agrees to pay, and to hold the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loans or the issuance of the Note. The Borrower also agrees to reimburse the Administrative Agent and the Lenders upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Administrative Agent and the Lenders) incurred by the Administrative Agent and each Lender in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4 Indemnification.

(a) Indemnification. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders, the Borrower hereby indemnifies, agrees to defend, exonerates and holds each Lender and the Administrative Agent (and any sub-agent thereof) and each of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, claims and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), including, without limitation, Indemnified Liabilities arising out of or relating to (i) the entering into and performance of any Investment Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender pursuant to Article V not to fund any Loan), and (ii) any Environmental Liability. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. This Section 10.4(a) shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.

(b) Reimbursement and Indemnification by Lenders.

(i) To the extent that the Borrower and the Guarantors for any reason fail to pay any amount required under Section 10.4(a) to be paid by them to the Administrative Agent (or any sub-agent thereof) or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(ii) Each Lender shall severally indemnify the Administrative Agent for (a) any Non-Excluded Taxes and Other Taxes attributable to such Lender (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under Section 4.3(a)(i)) (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and Other Taxes and without limiting the obligation of the Borrower to do so), and (b) any Taxes other than Non-Excluded Taxes and Other Taxes, in each case, that are levied, imposed or assessed on the Administrative Agent, as well as any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes are correctly or legally asserted by the relevant Governmental Authority. Indemnification for such Taxes actually paid by the Administrative Agent shall be made within 10 days after the date the Administrative Agent makes written demand therefor.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Borrower nor any Subsidiary shall assert, and the Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Investment Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Party referred to in Section 10.4(a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Investment Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section 10.4 shall be payable not later than ten (10) Business Days after demand therefor.

SECTION 10.5 Survival. Except with respect to any provision that is expressly stated to survive, this Agreement and the other Loan Documents shall automatically and immediately terminate upon the payment in full of all Obligations (other than any contingent indemnity and expense reimbursement obligation for which no claim has been asserted) and the termination or expiration of the Commitments. The obligations of the Borrower (and, with respect to Section 4.3, the Administrative Agent and the Lenders) under Section 4.1, Section 4.2, Section 4.3, Section 10.3 and Section 10.4, shall in each case survive any assignment by any Lender and the occurrence of the Termination Date. The agreements in this Section 10.5 and the indemnity provision of Section 10.4(b) shall survive the resignation or replacement of the Administrative Agent, any assignment by any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All representations and warranties made by the Borrower or any Subsidiary hereunder and in each other Investment Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative

Agent or such Lender may have had notice or knowledge of any Default at the time of any borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.6 Severability. Any provision of any Loan Document or any other Investment Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or Investment Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document and each other Investment Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lenders, shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Governing Law; Entire Agreement. EACH INVESTMENT DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Investment Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, for the avoidance of doubt, any Lender may, at all times, assign or transfer its rights or obligations hereunder to any of its Affiliates in accordance with this Section 10.10; provided further, that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the consent of the Administrative Agent and each Lender and (ii) no Lender may assign or otherwise transfer any of its rights and obligations hereunder to any Person except (x) to any of its Affiliates or (y) otherwise in accordance with Section 10.10(b). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No assignment or transfer of any Commitment or Loan shall be effective until receipt and acceptance into the Register by the Administrative Agent of a fully executed Assignment and Assumption effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.10(b). The date of such assignment shall be referred to herein as the “Assignment Effective Date.”

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that with respect to any such assignment where the “Assignee” is not an Affiliate of such Lender, such assignment shall be subject to the following condition:

(i) Assignment and Assumption. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment and Assumption. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date, subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 10.10(c). In connection with all assignments there shall be delivered to the Borrower and the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption may be required to deliver pursuant to Section 4.3, together with payment to the Administrative Agent of a registration and processing fee of $3,500, which may be waived or reduced at the sole discretion of the Administrative Agent. Any Lender assigning any of its Commitments shall not have any reason to believe that the assignee does not have the ability to honor the Commitments assigned.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.10(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any United States Treasury Regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Administrative Agent. Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor to the Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 10.11 Other Transactions. Nothing contained herein shall preclude any Lender or any of its Affiliates, from engaging in any transaction, in addition to those contemplated by the Investment Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY INVESTMENT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE

STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OR THE LENDERS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE INVESTMENT DOCUMENTS.

SECTION 10.13 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH INVESTMENT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER INVESTMENT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THE INVESTMENT DOCUMENTS.

SECTION 10.14 Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality consistent with this Section 10.14 (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) any Lender may disclose Confidential Information to (i) its Affiliates, (ii) potential and actual assignees of any of such Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, such Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) the Borrower may disclose Confidential Information to potential or actual permitted acquirers or assignees, collaborators and other (sub)licensees, permitted subcontractors, investment bankers, accountants, financial and legal advisors, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) to the extent legally permissible, will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 10.15 Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a) that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

(b) that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c) that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d) that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e) that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

SECTION 10.16 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.1 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 4.5 (subject to the terms of Section 4.4(e)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law or any proceedings arising out of or in connection with an Insolvency Event; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.1 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 4.4(e), any Lender may, with the consent of the Lenders, enforce any rights and remedies available to it and as authorized by the Lenders.

SECTION 10.17 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Guarantor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its sole discretion) to be repaid to a trustee, receiver, receiver, manager, monitor or any other party, in connection with any proceeding under any Debtor Relief Law, any proceedings arising out of or in connection with an Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the federal funds rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Article XI
ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints ORCO IV LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrower and the Guarantors to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Article X (including Section 10.4(b)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents and this Article XI as if set forth in full herein with respect thereto.

(c) Each of the Lenders authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretion.

SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any Guarantor or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action or to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Lenders, pursuant to the provisions of this Agreement, unless such Lenders shall have offered to the Administrative Agent security or indemnity (satisfactory to the Administrative Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, or that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower and any of the Subsidiaries that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Subject to the proviso in Section 11.3(b), to the extent the Administrative Agent is permitted to take any discretionary action hereunder or under any Loan Document, it shall take such action if instructed in writing to do so by the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall have the right to request instructions from the Lenders or, as required, each of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances). If the Administrative Agent shall request instructions from the Lenders or each of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances), as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Lenders or such other number or percentage of the Lenders, as the case may be, and the Administrative Agent shall not incur any liability to any Person by reason of so refraining. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive rights of the Administrative Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Administrative Agent shall not be answerable in respect thereof other than for its gross negligence or willful misconduct. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

Neither the Administrative Agent nor any of its directors, officers, employees, agents or Affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Borrower or any Guarantor, or any of their directors, members, officers, agents, Affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Administrative Agent may assume performance by all such Persons of their respective obligations. The Administrative Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly,

by circumstances beyond its control, including without limitation, any act or provision of any present or future Law or regulation or Governmental Authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 11.4 Reliance by the Administrative Agent.

(a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic loan notices) purportedly given by or on behalf of the Borrower or any of the Guarantors even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and the Guarantors shall indemnify the Administrative Agent, each Lender and their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any Guarantor; provided that such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person.

SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives. The rights, benefits and privileges (including the exculpatory and indemnification provisions) of Article X and this Article XI shall apply to any such sub-agent and to the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Borrower, the Guarantors and the Lenders, (ii) any modification to such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be effective as against such sub-agent without its written consent thereto, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to the Borrower or any Guarantor, Lender or any other Person and none of the Borrower, the Guarantors, the Lenders or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such subagent.

SECTION 11.6 Resignation or Removal of the Administrative Agent. The Administrative Agent may resign as the Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent. No less than thirty (30) days following the delivery of such written notice, the Lenders shall have the right with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing) to appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with whom the Lenders shall be dealing on an arm’s length basis. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent or upon a removal of the Administrative Agent upon the written request of the Lenders, the provisions of this Section 11.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. If no successor has accepted appointment as the Administrative Agent by the date which is thirty (30) days following delivery of written notice of resignation or removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above.

SECTION 11.7 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.4.

In addition, the Lenders hereby irrevocably authorize the Administrative Agent, based upon the written instruction of the Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Debtor Relief Laws, including under Section 363 of the Bankruptcy Code of the United States or any similar laws in any other jurisdictions to which the Borrower or any Guarantor is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, the Administrative Agent will not execute or deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to, and in accordance with, this Section. Each Secured Party whose Obligations are credit bid under this Section shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Securities of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (y) the amount of Obligations of such Secured Party that were credit bid in such credit bid by (z) the aggregate amount of all Obligations that were credit bid in such credit bid.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.9 Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent:

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon the Termination Date, (ii) that is sold or otherwise disposed of to a Person that is not the Borrower or any Guarantor as part of or in connection with any sale or other Disposition permitted hereunder and under the other Loan Documents or any Casualty Event, (iii) owned by a Guarantor upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 11.9(b) or (iv) as approved in accordance with Section 10.1; and

(b) to release any Guarantor from its obligations under the Guarantee (i) upon the Termination Date or (ii) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee, pursuant to this Section 11.9.

In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Administrative Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Administrative Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

The Administrative Agent shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Administrative Agent pursuant to the Loan Documents or (ii) enable the Administrative Agent to exercise and enforce its rights under the Loan Documents with respect to any such pledge and security interest. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or any Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this

Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error or mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b)(ii).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) [Reserved].

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this Section 11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any Guarantor for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AVITA MEDICAL, INC., as the Borrower

By: __/s/ James Corbett________________________
Name: James Corbett
Title: Chief Executive Officer

Signature Page to Credit Agreement

ORCO IV LLC, as the Initial Lender By: OrbiMed Royalty & Credit Opportunities IV, LP By: OrbiMed ROF IV LLC, its general partner By: OrbiMed Advisors LLC, its managing member

By: ____/s/ Matthew Rizzo_____________________
Name: Matthew Rizzo
Title: Member

ORCO IV LLC, as the Administrative Agent
By: OrbiMed Royalty & Credit Opportunities IV, LP By: OrbiMed ROF IV LLC, its general partner By: OrbiMed Advisors LLC, its managing member
By: __/s/ Matthew Rizzo_____________________
Name: Matthew Rizzo
Title: Member

Signature Page to Credit Agreement